                                                                    EXHIBIT 10.1





                               PURCHASE AGREEMENT

                                      among

                      CCC INFORMATION SERVICES GROUP INC.,

                           WHITE RIVER VENTURES, INC.,

                          CAPRICORN INVESTORS II, L.P.

                                       AND

                          CAPRICORN INVESTORS III, L.P.

                          -----------------------------

                          Dated as of November 29, 2001

                          -----------------------------

                                Table of Contents

                                                                                                       Page
                                                                                                       ----
ARTICLE I THE TRANSACTIONS...............................................................................2

                  1.1      Purchase and Sale.............................................................2
                  1.2      The Closings..................................................................4
                  1.3      Closing Matters...............................................................4
                  1.4      Commitment Fees...............................................................5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE INVESTORS...............................................6

                  2.1      Organization..................................................................6
                  2.2      Authority.....................................................................6
                  2.3      No Violation..................................................................7
                  2.4      Brokers.......................................................................7
                  2.5      Funds Available...............................................................8
                  2.6      Securities Act Representations................................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................8

                  3.1      Organization..................................................................8
                  3.2      Capital Stock.................................................................9
                  3.3      Newly Issued Shares...........................................................9
                  3.4      Authority.....................................................................9
                  3.5      No Violation.................................................................10
                  3.6      Disclosure...................................................................10
                  3.7      Compliance with Laws.........................................................11
                  3.8      Brokers......................................................................11

ARTICLE IV COVENANTS AND AGREEMENTS.....................................................................11

                  4.1      Transfer of Shares; Restrictive Legend.......................................11
                  4.2      Rights Offering..............................................................11
                  4.3      Reasonable Best Efforts......................................................12
                  4.4      Indemnification by the Company...............................................13
                  4.5      Indemnification by the Investors.............................................14
                  4.6      Consents.....................................................................15
                  4.7      HSR Reports..................................................................15
                  4.8      Use of Proceeds..............................................................15
                  4.9      Rights Offering Notice.......................................................15

ARTICLE V CONDITIONS PRECEDENT..........................................................................15

                  5.1      Conditions to Each Party's Obligations.......................................15
                  5.2      Conditions to the Obligations of the Company.................................16
                  5.3      Conditions to the Obligations of the Investors...............................16

ARTICLE VI MISCELLANEOUS................................................................................17

                  6.1      Amendment....................................................................17
                  6.2      Waiver.......................................................................17
                  6.3      Survival.....................................................................17

                                                                                                       Page
                                                                                                       ----
                  6.4      Notices......................................................................18
                  6.5      Headings; Agreement..........................................................19
                  6.6      Publicity....................................................................19
                  6.7      Entire Agreement.............................................................19
                  6.8      Conveyance Taxes.............................................................19
                  6.9      Assignment...................................................................19
                  6.10     Counterparts.................................................................20
                  6.11     Governing Law; Jurisdiction; Waiver of Venue.................................20
                  6.12     Waiver of Jury Trial.........................................................21
                  6.13     Third Party Beneficiaries....................................................21
                  6.14     Costs and Expenses...........................................................21

                               PURCHASE AGREEMENT

         PURCHASE AGREEMENT ("Agreement"), dated as of November 29, 2001, by and among CCC Information Services Group Inc., a Delaware corporation (the "Company"), White River Ventures, Inc., a Delaware corporation ("White River"), Capricorn Investors II, L.P., a Delaware limited partnership ("Capricorn II"), and Capricorn Investors III, L.P., a Delaware limited partnership ("Capricorn III," and together with Capricorn II, the "Capricorn Investors"; and the Capricorn Investors, together with White River, the "Investors").

                                R E C I T A L S:

         WHEREAS, the Company proposes to raise additional equity capital through a rights offering (the "Rights Offering"), pursuant to which the Company will distribute to the holders of its common stock, par value $0.10 per share (the "Common Stock"), and the holders of outstanding warrants to purchase Common Stock, transferable rights to purchase an aggregate of $20,000,000 of its Common Stock on a pro rata basis at a subscription price per share of Common Stock of $5.50 (the "Subscription Price");

         WHEREAS, the Company has an immediate need for all or a portion of such additional capital and (i) has requested the Investors to purchase Common Stock in an aggregate amount of $8,488,859.50 on the Initial Closing Date (as defined herein), the amount that the Investors would fund in the Rights Offering upon the exercise of their respective pro rata shares of rights (the "Pro Rata Exercise," and the $8,488,859.50 payment in connection therewith, the "Pro Rata Exercise Subscription Price"), and further, (ii) has requested the Investors to provide additional funds in an aggregate amount equal to $11,511,140.50, the maximum aggregate possible obligation of the Investors pursuant to the Standby Commitment (as defined herein), in exchange for the Bridge Notes (as defined herein) (the "Bridge Funding"), with the Pro Rata Exercise and the Bridge Funding being made on the date (i) the Rights Offering is launched by the Company ("Rights Offering Launch Date"), and (ii) of the closing of the revolving credit facility to be entered into by the Company, as borrower, LaSalle Bank, N.A. ("LaSalle Bank"), as agent, and LaSalle Bank and Harris Bank ("Harris Bank," and together with LaSalle Bank, the "Banks"), as lenders, (the "Credit Facility," and the closing date associated therewith, the "Credit Facility Closing Date," and the Rights Offering Launch Date and the Credit Facility Closing Date shall be referred to herein as the "Initial Closing Date"); provided, that in no event shall the amounts paid by the Investors pursuant to the Pro Rata Exercise and the Bridge Funding exceed $20,000,000 in the aggregate;

         WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to issue and sell to the Investors, (a) on the Initial Closing Date pursuant to the Pro Rata Exercise, the Investors' respective pro rata share of Common Stock that the Investors would have received upon the exercise of their respective pro rata share of rights under the Rights Offering, for the Pro Rata Exercise Subscription Price,

(b) on the Initial Closing Date pursuant to the Bridge Funding, $11,511,140.50 in aggregate principal amount of the Bridge Notes and (c) if all shares of Common Stock offered in the Rights Offering are not subscribed for, the aggregate number of shares of Common Stock that would result in the Investors purchasing no more than $20,000,000 in the aggregate of Common Stock pursuant to the Rights Offering and the Standby Commitment (collectively, the "Equity Issuances"), and the Company receiving no more than $20,000,000 in the aggregate in gross proceeds from the Equity Issuances, in each case on the terms and subject to the conditions set forth herein; and

         WHEREAS, the Independent Committee of the Board of Directors of the Company (the "Board"), pursuant to authority granted by the Board, has approved this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, and in order to set forth the terms and conditions of the transactions described herein and the mode of carrying the same into effect, the parties hereby agree as follows:

                                   ARTICLE I

                                THE TRANSACTIONS

         1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, each of the Investors, severally but not jointly, and the Company agree as follows:

                  (a) on the Initial Closing Date:

                           (i) each of the Investors shall purchase from the Company, and the Company shall issue and sell to each of the Investors, each Investor's respective pro rata share of Common Stock that it would have received under the Rights Offering. Each Investor will tender the Subscription Price in cash in an amount equal to the product of: (A) the Pro Rata Exercise Subscription Price and (B) the percentage set forth opposite each such Investor's name on Exhibit A hereto under the heading "Pro Rata Percentage." The Company shall issue and sell to each of the Investors that number of shares of Common Stock equal to the product of: (A) a fraction, (I) the numerator of which is the Pro Rata Exercise Subscription Price and (II) the denominator of which is the Subscription Price, and (B) the percentage set forth opposite each such Investor's name on Exhibit A hereto under the heading "Pro Rata Percentage" (such purchase shall constitute the exercise by such Investor of its respective pro rata share of rights under the Rights Offering); and

                           (ii) each of the Investors shall purchase from the Company, and the Company shall issue and sell to each of the Investors, in proportion to the percentages set forth opposite each such Investor's name on Exhibit A hereto under the heading "Percentage For Standby Commitment," subordinated notes, substantially in the form set forth in Exhibit B hereto, in an aggregate principal amount of $11,511,140.50 (the "Bridge Notes"). The Bridge Notes shall mature on the Standby Commitment Closing Date (as defined herein), and shall be paid in full on such date, at the election of each Investor, by tender of the aggregate principal amount of the Bridge Notes issued to such Investor in exchange for: (A) cash or (B) (I) the number of shares of Common Stock equal to the product of (x) the total number of shares of Common Stock which are not subscribed for in the Rights Offering (which shall be set forth in the Rights Offering Notice (as defined herein)) and (y) the percentage set forth opposite each such Investor's name on Exhibit A hereto under the heading "Percentage For Standby Commitment" (each Investor's acceptance of Common Stock in satisfaction of all or part of the aggregate amount of the Bridge Notes issued to such Investor shall constitute the satisfaction by such Investor of its obligations under the Standby Commitment) and (II) cash, if any, in an amount equal to the aggregate principal amount of the Bridge Notes issued to such Investor less the product of (x) the number of shares of Common Stock issued to such Investor pursuant to the immediately preceding subclause (B)(I) and (y) the Subscription Price; provided that in the event that the Investors are not obligated to purchase any shares of Common Stock under the Standby Commitment, the entire aggregate principal amount of the Bridge Notes shall be paid by the Company in cash on the date the Rights Offering Notice is delivered by the Company to the Investors;

                  (b) on the Standby Commitment Closing Date, which shall take place only in the event that the Company launches the Rights Offering, all the shares of Common Stock offered in the Rights Offering are not subscribed for, and, as a result, the total gross proceeds of the Rights Offering are less than $20,000,000, each of the Investors shall purchase from the Company, and the Company shall issue and sell to each of the Investors, the aggregate number of shares of Common Stock that is equal to the product of (A) the total number of shares of Common Stock which are not subscribed for in the Rights Offering (which number shall be set forth in the Rights Offering Notice) and (B) the percentage set forth opposite each such Investor's name on Exhibit A hereto under the heading "Percentage For Standby Commitment" at a purchase price per share equal to the Subscription Price (the obligation to purchase additional shares of Common Stock pursuant to this Section 1.1(b), the "Standby Commitment"); provided that in no event shall either Investor be obligated to purchase any shares under the Standby Commitment in excess of that number of shares equal to the product of (A) and (B) in the immediately preceding clause. Each Investor, at its election, may pay the Subscription Price of the Common Stock to be purchased under the Standby Commitment by tendering (i) cash or (ii) Bridge Notes in an aggregate principal amount equal to the product of (A) the Subscription Price and (B) the product of (I) the number set forth in the Rights

Offering Notice and (II) the percentage set forth opposite each such Investor's name on Exhibit A hereto under the heading "Percentage For Standby Commitment," provided that, in the event that any Investor elects to tender Bridge Notes in satisfaction of the Standby Commitment, any remaining balance of the aggregate principal amount of the Bridge Notes issued to such Investor shall be paid to such Investor by the Company in cash on the Standby Commitment Closing Date; and


                  (c) the aggregate amount to be paid by an Investor under this
Section 1.1 shall be referred to herein as the "Purchase Price" with respect to such Investor; and

                  (d) for the avoidance of doubt, all payments made under the Bridge Notes or pursuant to each Investor's obligations under the Standby Commitment shall be in cash. To the extent that an Investor elects under
Section 1.1(a) or 1.1(b) hereof to offset its obligations to make cash payments under the Standby Commitment against the Company's obligation to make cash payments under the Bridge Notes, the parties agree that such offset shall be made merely for the administrative convenience of the parties, due to potentially offsetting cash transfer obligations, and such offset shall not be considered a repayment of Bridge Notes with Common Stock (or a conversion of any portion of the Bridge Notes into Common Stock).

         1.2 The Closings. Subject to the fulfillment of the conditions precedent specified in Article V hereof (any or all of which may be waived in writing by the respective parties whose performance is conditioned upon satisfaction of such conditions precedent), the consummation of (a) the purchase and sale of the Common Stock pursuant to the Pro Rata Exercise and of the Bridge Notes pursuant to the Bridge Funding (the "Initial Closing"), and (b) if necessary, the purchase and sale of Common Stock pursuant to the Standby Commitment (the "Standby Commitment Closing"), shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois) in Chicago, Illinois, or at such other place and time as the Company and the Investors shall mutually agree after the satisfaction or waiver of all conditions precedent specified in Article V; provided that, subject to the fulfillment of the conditions precedent specified in Article V hereof (any or all of which may be waived in writing by the respective parties whose performance is conditioned upon satisfaction of such conditions precedent), (x) the Initial Closing shall take place on the Initial Closing Date and (y) the Standby Commitment Closing shall take place on a date not more than 3 business days after the date on which the Rights Offering Notice is delivered by the Company to the Investors pursuant to Section 4.9 hereof (such date and time being herein referred to as the "Standby Commitment Closing Date," and taken together with the Initial Closing Date, the "Closing Dates").

         1.3 Closing Matters.

                  (a) On the Initial Closing Date:

                           (i) at the Initial Closing, (i) the Company shall deliver to each Investor notes representing the Bridge Notes purchased by such Investor pursuant to the Bridge Funding, and (ii) each Investor shall wire transfer or otherwise make available in same day funds to the Company the amounts to be paid by such Investor pursuant to the Bridge Funding; and

                           (ii) at the Initial Closing, (i) the Company shall deliver to each Investor certificates representing the shares of Common Stock purchased by such Investor pursuant to the Pro Rata Exercise, and
         (ii) each Investor shall wire transfer or otherwise make available in same day funds to the Company the Subscription Price for the Common Stock to be purchased by such Investor pursuant to the Pro Rata Exercise;

                  (b) at the Standby Commitment Closing, (i) each Investor shall deliver the Subscription Price for the Common Stock to be purchased by such Investor pursuant to its Standby Commitment, (ii) the Company shall deliver to each Investor certificates representing the shares of Common Stock purchased by such Investor pursuant to its Standby Commitment, and (iii) the Company shall wire transfer or otherwise make available in same day funds to the Investors any remaining amounts outstanding under the Bridge Notes; and

                  (c) at each Closing, each party shall deliver such other closing deliverables as may be required under the conditions precedent specified in Article V hereof.

         1.4 Commitment Fees. The Investors shall receive from the Company warrants to purchase Common Stock ("Warrants") on such dates and in such amounts as follows:

                  (a) on the Initial Closing Date, if the Pro Rata Exercise occurs, the number of Warrants that is equal to the product of (A) 99,541 and
(B) the percentage set forth opposite such Investor's name on Exhibit A hereto under the heading "Pro Rata Percentage;"

                  (b) on the Initial Closing Date, the number of Warrants that is equal to the product of (A) 293,000 and (B) the percentage set forth opposite such Investor's name on Exhibit A hereto under the heading "Percentage For Standby Commitment;"

                  (c) if the Rights Offering is not completed within 30 calendar days of the Initial Closing Date (the "30 Day Period"), until the earlier of (i) the date that the Rights Offering is completed and (ii) the Alternate Surrender Date (as defined herein), each Investor shall receive that number of Warrants equal to the product of (i) the percentage set forth opposite such Investor's name on Exhibit A hereto under the heading "Pro Rata Percentage" and (ii) the product of (A) 66,364 and (B) a fraction, (I) the numerator of which is that number of days that have elapsed since the end of the 30 Day Period (which number shall in no event be greater than 30) and (II) the denominator of which is 30 (the Warrants issued pursuant to this sentence shall be referred to herein as the "Additional Bridge Funding Warrants"); provided that, if the Rights Offering is not completed within the first 30 days following the 30 Day Period, the Additional Bridge Funding Warrants shall be issued to the Investors on the first business day following the last calendar day of such 30 day period and in successive installments (in such numbers as determined pursuant to the aforementioned formula, the numerator of which shall be reset at 1 on the first calendar day of each successive 30 day period) on the earlier of (i) the first business day following the last calendar day of each successive period of 30 calendar days that the Rights Offering remains open, (ii) the Standby Commitment Closing Date and (iii) the Alternate Surrender Date; provided further that no Additional Bridge Funding Warrants shall accrue to the benefit of the Investors pursuant to the above formula after the earlier of (i) the date that the Rights Offering is completed and (ii) the Alternate Surrender Date;

                  (d) on the Standby Commitment Closing Date, if the Standby Commitment requires the Investors to purchase shares of Common Stock for a purchase price in excess of $4 million, each Investor shall receive that number of Warrants equal to the product of (i) the percentage set forth opposite such Investor's name on Exhibit A hereto under the heading "Percentage For Standby Commitment" and (ii) the product of (A) 29,500 and (B) a fraction, (I) the numerator of which is the dollar amount of Common Stock purchased pursuant to the Standby Commitment in excess of $4 million and (II) the denominator of which is 1,000,000; provided that the total number of Warrants issued to the Investors pursuant to this clause (d) shall not exceed 221,000; provided further that in the event that the Warrants to be issued pursuant to this Section 1.4(d) are not otherwise issued to the Investors prior to the Alternate Surrender Date, the Company shall issue the maximum number of Warrants under this Section 1.4(d) to the Investors on such date in such proportions as set forth in the initial clause of this Section 1.4(d); and

                  (e) the Warrants issued pursuant to this Section 1.4 shall be substantially in the form set forth in Exhibit C hereto.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each of the Investors, severally but not jointly, represents and warrants to the Company, solely as to such Investor, as follows:

         2.1 Organization. Such Investor is a corporation or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, as the case may be.

         2.2 Authority. (i) Such Investor has full power and authority to execute and deliver this Agreement and each other agreement contemplated hereby to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part hereby and thereby,
(ii) the execution, delivery and performance by such Investor of this Agreement and each other agreement contemplated hereby to which it is or will be a party have been duly authorized by all necessary corporate or partnership, as the case may be, action on the part of such Investor, (iii) no other action on the part of such Investor (or, in the case of an Investor that is a limited partnership, its respective partners) is necessary to authorize the execution and delivery of this Agreement and each other agreement contemplated hereby by such Investor or the performance by such Investor of its obligations hereunder or thereunder, and
(iv) this Agreement has been duly executed and delivered by such Investor, and (assuming due execution and delivery by the other parties hereto) constitutes a legal, valid and binding agreement of such Investor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each other agreement to be executed by such Investor in connection with this Agreement on or prior to the applicable Closing Date will be duly executed and delivered by such Investor, and (assuming due execution and delivery by the other party or parties thereto) will constitute a legal, valid and binding obligation of such Investor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2.3 No Violation. The execution and delivery by such Investor of this Agreement and each other agreement contemplated hereby to which it is a party, the performance by such Investor of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby will not (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such Investor, (b) require such Investor to obtain the consent, waiver, approval, license or authorization of or make any filing with any person or governmental authority, except for (i) filings, if any, to be made in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws and (ii) if required, the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (an "HSR Report"), or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or bylaw, partnership agreement, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which such Investor is subject or by which such Investor is bound, except for any of the foregoing matters which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. "Material Adverse Effect" means, with respect to any representation or warranty made by a party to this Agreement, (i) a material impairment of the ability of such party to perform any of its obligations under this Agreement and each other agreement contemplated hereby to which it is or will be a party, (ii) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits to another party under, this Agreement and each other agreement contemplated hereby to which it is or will be a party or (iii) a material and adverse effect upon the operations, condition or results of operations of such party and its subsidiaries on a consolidated basis.

         2.4 Brokers. Such Investor has not paid or become obligated to pay any fee or commission (or incurred any similar obligation) to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

         2.5 Funds Available. Such Investor has funds available, or commitments from third parties to provide funds, sufficient to pay the Purchase Price to be paid by such Investor.

         2.6 Securities Act Representations.

                  (a) As of the Closing Dates hereunder, such Investor will be an "accredited investor" as defined in Rule 501 promulgated as part of Regulation D under the Securities Act, and, by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement and the other agreements contemplated hereby, is able to bear the economic risk of such investment and is able to afford a complete loss of its Purchase Price. Such Investor has been given access to all Company documents, records and other information, has received physical delivery of all such documents, records and information which such Investor has requested, and has had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and all other matters relevant to the purchase of the Bridge Notes and the Common Stock by such Investor pursuant to this Agreement.

                  (b) Such Investor is purchasing its respective portion of the Bridge Notes and the shares of Common Stock, as the case may be, pursuant to the Pro Rata Exercise, Bridge Funding and Standby Commitment for its own account, for investment purposes and not with a view to a distribution or resale of any of such securities in violation of any applicable securities laws. Such Investor will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Bridge Notes or any shares of Common Stock acquired pursuant to this Agreement (or solicit any offers to buy, purchase or otherwise acquire any of such Bridge Notes or shares of Common Stock), except in compliance with Section 4.1 of this Agreement and with the provisions of each of the Securities Act, the Exchange Act and any applicable state securities laws.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Investors as follows:

         3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to lease the properties it operates as lessee and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which it currently carries on business, except where the failure to be so qualified or licensed or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         3.2 Capital Stock. The authorized capital stock of the Company consists in its entirety of (a) 40,000,000 shares of Common Stock, of which, as of November 20, 2001 (the record date for the Rights Offering), 21,852,692 shares were issued and outstanding (which number does not include warrants to purchase 1,200,000 shares of Common Stock held by Capricorn III), and (b) 100,000 shares of preferred stock, par value $1.00 per share, of which, as of the date hereof, 100 shares are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except for warrants previously issued to Capricorn III, options and other stock rights authorized for issuance pursuant to the Company's stock plans and employee stock purchase plans, the Warrants to be issued hereunder and the rights to purchase shares of Common Stock to be offered in connection with the Rights Offering, there are no preemptive rights, options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company.

         3.3 Newly Issued Shares. The shares of Common Stock to be issued and sold by the Company to the Investors in accordance with the terms of this Agreement have been duly authorized and, when issued as contemplated hereby on the Closing Dates, will be validly issued, fully paid and non-assessable. On the Closing Dates, the Investors will acquire good and marketable title to the shares of Common Stock free and clear of any and all liens, encumbrances, security interests, preemptive rights, adverse claims or equities or rights in favor of another ("Encumbrances"), except such Encumbrances as may be created pursuant to this Agreement or imposed by applicable federal and state securities laws. Upon receipt of the Warrants pursuant to the terms hereof, the Investors or their designees will acquire good and marketable title to the Warrants and the Common Stock to be issued upon exercise thereof, in each case free and clear of any and all Encumbrances, except such Encumbrances as may be created pursuant to this Agreement or imposed by applicable federal and state securities laws. The Common Stock to be issued upon the exercise of the Warrants is duly authorized, has been reserved for issuance, and, when so issued, will be fully paid and non-assessable. No other person or entity has any preemptive right, option, warrant, subscription agreement or other right (except for rights to be issued in connection with the Rights Offering) with respect to such shares of Common Stock, Warrants or shares of Common Stock to be issued upon exercise of the Warrants.

3.4 Authority. The Company has full power and authority to execute and deliver this Agreement and each other agreement contemplated hereby to which it is a party, to carry out its obligations hereunder and thereunder (including, without limitation, the issuance and sale of the Bridge Notes) and to consummate the transactions contemplated on its part hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each other agreement contemplated hereby to which it is a party and the consummation of the transactions contemplated on its part hereby and thereby have been duly authorized by the Board, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each other agreement contemplated hereby by the Company or the performance by the Company of its obligations hereunder or thereunder. This Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each other agreement to be executed by the Company (including, without limitation, the Bridge Notes) in connection with this Agreement on or prior to the applicable Closing Date, will be duly executed and delivered by the Company, and (assuming due execution and delivery by the other party or parties thereto) will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization, and similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.5 No Violation. The execution, delivery and performance of this Agreement and each other agreement contemplated hereby by the Company and the consummation by it of the transactions contemplated hereby and thereby do not
(a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award (collectively, "Requirements of Law") applicable to the Company, (b) require the consent, waiver, approval, license or authorization of or any notice or filing by the Company with any person or governmental authority except for, (i) filings to be made in connection with or in compliance with the provisions of the Securities Act, the Exchange Act and applicable state securities laws, (ii) if required, the filing of a HSR Report, or (iii) any waiver required from the holders of warrants in connection with the transactions contemplated by this Agreement, or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under, constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or bylaw, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which the Company is subject or by which the Company is bound, except for any of the foregoing matters which would not have, individually or in the aggregate, a Material Adverse Effect.

         3.6 Disclosure. The Company's shelf registration statement on Form S-3 (Registration No. 33-64132) complied as of its effective date, and the Prospectus Supplement (as herein defined) will comply on the date it is distributed to the holders of Common Stock and warrants to purchase Common Stock, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. The registration statement did not, as of its effective date, and the prospectus contained therein as supplemented by the Prospectus Supplement will not, on the date it is distributed to the holders of Common Stock and warrants to purchase Common Stock, contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.7 Compliance with Laws. The Company is in compliance with all Requirements of Law, except to the extent that the failure to comply with such Requirements of Law would not have a Material Adverse Effect.

         3.8 Brokers. Except with respect to any financial advisory fee due to BMO Nesbitt Burns, Corp. with respect to the transactions contemplated hereunder, the Company has not paid or become obligated to pay any fee or commission to any broker, funder, investment banker or other intermediary in connection with this Agreement.

                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

         4.1 Transfer of Shares; Restrictive Legend.

             (a) None of: (i) the Bridge Notes, (ii) shares of Common Stock issued pursuant to the Pro Rata Exercise or the Standby Commitment, if any, and
(iii) the Warrants ((i), (ii) and (iii), individually, a "Security," and collectively, the "Securities"), issued to the Investors pursuant to this Agreement may be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless they are registered under the Securities Act or an exemption from such registration is available, in each case in accordance any applicable securities or "Blue Sky" laws of any jurisdiction.

             (b) Each certificate representing a Security issued to the Investors pursuant to this Agreement shall bear a legend in the following form, which legend shall be removed from any shares of Common Stock which are later registered under the Securities Act pursuant to the registration rights agreement to be executed by the Company in connection with the transactions contemplated herein:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (II) PURSUANT TO RULE 144 UNDER SUCH ACT, OR (III) UPON THE FURNISHING TO THE COMPANY BY THE HOLDER OF THIS CERTIFICATE OF AN OPINION OF COUNSEL (OR OTHER EVIDENCE) SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS NOT REQUIRED TO BE REGISTERED UNDER SUCH ACT OR ANY OTHER APPLICABLE SECURITIES OR "BLUE SKY" LAWS.

         4.2 Rights Offering.

                  (a) As soon as reasonably practicable after the date of this Agreement, but no earlier than the Credit Facility Closing Date, the Company shall commence the Rights Offering at a price per share of Common Stock equal to the Subscription Price and in an aggregate amount of $20,000,000. The Rights Offering will be on terms reasonably acceptable to the Investors. The Investors shall have the right to review any prospectus supplement ("Prospectus Supplement") required pursuant to the Securities Act or the Exchange Act, and all amendments and supplements thereto, in connection with the Rights Offering. The Company agrees that it shall not file the Prospectus Supplement with the Securities and Exchange Commission (the "Commission") unless the Prospectus Supplement is in a form reasonably acceptable to the Investors. The Investors and the Company agree that the Investors' purchase of Common Stock in the Pro Rata Exercise shall be deemed to be their exercise of their subscription privileges in the Rights Offering. The Investors also agree in connection with the Rights Offering that each Investor shall not, with respect to rights distributed to the Investors pursuant to their subscription privileges, exercise their rights other than pursuant to the Pro Rata Exercise or transfer such rights and shall hold such rights until such time as they expire without value.

                  (b) In the event that the Rights Offering is not completed by the date that is 75 days following the Initial Closing Date, or is otherwise terminated on a date prior to 75 days following the Initial Closing Date without the Company issuing shares of Common Stock pursuant thereto (other than the Common Stock issued upon the Pro Rata Exercise), then the Bridge Notes shall be surrendered in payment for junior securities of the Company at a price and on terms agreed to by the Investors and the Company (the "Alternate Surrender"); provided that if the Investors and the Company are unable to reach a mutual agreement with respect to the price and terms of such Alternate Surrender within 30 days of such date, then the terms of such Alternate Surrender shall be determined by a nationally recognized investment banking firm reasonably acceptable to the Investors and the Company (the "Investment Bank," and the date that the Bridge Notes are surrendered in accordance with this Section 4.2(b), the "Alternate Surrender Date"). Any determination of the Investment Bank shall be conclusive and binding upon the Investors and the Company. The costs and expenses of the Investment Bank shall be paid by the Company. The Investors and the Company shall cooperate with the Investment Bank in making its determination, including without limitation by satisfying reasonable requests for information and access to personnel (subject to a customary confidentiality agreement) and executing any customary engagement letter proposed by the Investment Bank. In connection with the Alternate Surrender, if necessary, the Company shall deliver to each Investor (i) appropriate evidence of the junior securities (e.g., stock certificates or other appropriate certificates) to be purchased by such Investor on the Alternate Surrender Date and (ii) representations regarding such securities similar to those set forth in Sections 3.2, 3.3 and 3.4 of this Agreement.

         4.3 Reasonable Best Efforts. Upon the terms and subject to the conditions herein provided, each of the Investors and the Company agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things deemed necessary, proper or advisable to consummate the transactions contemplated by this Agreement and each other agreement contemplated hereby including (a) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (b) to fulfill all conditions on its part to be fulfilled under this Agreement and each other agreement contemplated hereby. In case at any time after the applicable Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and each other agreement contemplated hereby, the proper partners, officers or directors of all parties to this Agreement shall take all such reasonably necessary action. No party hereto will take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing. Each party hereto shall give prompt notice to all other parties of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained in this Agreement, as the case may be, to be untrue or inaccurate in any material respect any time from the date hereof to the applicable Closing Date and (ii) any material failure of such party, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and such party shall use all reasonable efforts to remedy such failure.

         4.4 Indemnification by the Company.

                  (a) The Company agrees to indemnify each of the Investors, and each of the Investors' respective partners, members, employees, agents and representatives, against and hold the Investors, and each of the Investors' respective partners, members, employees, agents and representatives, harmless from all claims, obligations, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses incurred by the Investors in any action between the Investors and the Company or between the Investors and any third party or otherwise) and liabilities of and damages to the Investors arising out of the material breach of any representation, warranty, covenant or agreement of the Company in this Agreement.

                  (b) The Investors agree to give the Company prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which they have knowledge concerning any liability or damage as to which they may request indemnification hereunder, provided that any failure to give such notice promptly shall not waive or relieve an indemnifying party's obligations except, and then only to the extent, that the indemnifying party is actually prejudiced by such failure. The Company shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim, assertion, event or proceeding (provided that the Company shall have acknowledged its indemnification obligations hereunder specifically in respect of such claim, assertion, event or proceeding) at its own expense, which counsel shall be reasonably satisfactory to the Investors. If the Company elects to assume the defense of any such claim, assertion, event or proceeding, the Investors may participate in such defense, but in such case the expenses of the Investors incurred in connection with such participation shall be paid by the Investors. The Investors shall cooperate with the Company in the defense or settlement of any such claim, assertion, event or proceeding. If the Company elects to direct the defense of any such claim or proceeding, the Investors shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless the Company consents in writing to such payment or unless the Company withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the Company is entered against the Investors for such liability. If the Company shall fail to defend, or if, after commencing or undertaking any such defense, the Company fails to prosecute or withdraws from such defense, the Investors shall have the right to undertake the defense or settlement thereof at the Company's expense.

         4.5 Indemnification by the Investors.

                  (a) Each of the Investors, severally and not jointly, agrees to indemnify the Company, and each of the Company's officers, directors, employees, agents and representatives, against and hold the Company, and each of the Company's officers, directors, employees, agents and representatives, harmless from all claims, obligations, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses incurred by the Company in any action between the Company and such Investor or between the Company and any third party or otherwise) and liabilities of and damages to the Company arising out of the material breach of any representation, warranty, covenant or agreement of such Investor in this Agreement. Notwithstanding the foregoing, no Investor shall have any liability or indemnification obligations as a result of any breach, material or otherwise, by any other Investor of any representation, warranty, covenant or agreement in this Agreement.

                  (b) The Company agrees to give the Investors prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which it has knowledge concerning any liability or damage as to which it may request indemnification hereunder, provided that any failure to give such notice promptly shall not waive or relieve an indemnifying party's obligations except, and then only to the extent, that the indemnifying party is actually prejudiced by such failure. The indemnifying Investors shall have the right to direct, through counsel of their own choosing, the defense or settlement of any such claim, assertion, event or proceeding (provided that such Investors shall have first acknowledged their indemnification obligations hereunder specifically in respect of such claim, assertion, event or proceeding) at their own expense, which counsel shall be reasonably satisfactory to the Company. If the indemnifying Investors elect to assume the defense of any such claim, assertion, event or proceeding, the Company may participate in such defense, but in such case the expenses of the Company incurred in connection with such participation shall be paid by the Company. The Company shall cooperate with the indemnifying Investors in the defense or settlement of any such claim, assertion, event or proceeding. If the indemnifying Investors elect to direct the defense of any such claim, assertion, event or proceeding, the Company shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless such Investors consent in writing to such payment or unless such Investors withdraw from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of such Investors is entered against the Company for such liability. If the indemnifying Investors shall fail to defend, or if, after commencing or undertaking any such defense, such Investors fail to prosecute or withdraw from such defense, the Company shall have the right to undertake the defense or settlement thereof at such Investor's expense.

         4.6 Consents. The Company and each of the Investors will use its reasonable best efforts to obtain all necessary waivers, consents and approvals of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement and each agreement contemplated hereby, including, but not limited to, those required in connection with the filing of any required HSR Reports and any filings to be made in connection with or in compliance with the provisions of each of the Securities Act, the Exchange Act and any applicable state securities laws.

         4.7 HSR Reports. If any Investor is required to file a HSR Report in connection with the transactions contemplated in this Agreement, then such Investor shall so notify the Company and, within 15 business days from the receipt by the Company of such notice, such Investor and the Company shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice, a HSR Report and, as soon as practicable after any such request, any supplemental information which may be requested in connection with such HSR Report. Such Investor and the Company shall cooperate fully in the preparation of such filings.

         4.8 Use of Proceeds. The Company covenants and agrees that it will use the proceeds from the sale of the shares of Common Stock hereunder as set forth under "Use of Proceeds" in the Prospectus Supplement.

         4.9 Rights Offering Notice. On the fifth business day following the expiration of the subscription period for the Rights Offering, the Company shall deliver to the Investors a notice (the "Rights Offering Notice") which sets forth the number of shares of Common Stock which have not been subscribed for in the Rights Offering.



                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by the Investors and the Company on or prior to the applicable Closing Date of the following conditions:

                  (a) No United States or state authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement.

                  (b) Any waiting period applicable to the transactions contemplated by this Agreement and each agreement contemplated hereby, including, without limitation, those applicable to any HSR Reports or any filing in connection with or in compliance with the provisions of each of the Securities Act, the Exchange Act and any applicable state securities laws shall have expired or been terminated.

         5.2 Conditions to the Obligations of the Company. The obligation of the Company to effect the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by the Company on or prior to the applicable Closing Date of the following additional conditions:

                  (a) The Investors shall have performed in all material respects their obligations under this Agreement required to be performed by them on or prior to the applicable Closing Date pursuant to the terms hereof.

                  (b) The representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects at and as of the applicable Closing Date as if made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date. The Investors shall have delivered a certificate to the effect set forth in Sections 5.2(a) and (b).

                  (c) All necessary waivers or consents to, approvals of and notices or filings with respect to the transactions contemplated by this Agreement and each agreement contemplated hereby shall have been obtained or made.

         5.3 Conditions to the Obligations of the Investors. The obligations of the Investors to effect the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by the Investors on or prior to the applicable Closing Date of the following additional conditions:

                  (a) The Company shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the applicable Closing Date pursuant to the terms hereof.

                  (b) The representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.3, 3.4 and 3.5 of this Agreement shall be true and correct in all material respects at and as of the applicable Closing Date as if made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date. The Company shall have delivered to each Investor a certificate to the effect set forth in Sections 5.3(a) and (b).

                  (c) The Company shall have delivered (i) in the case of the Pro Rata Exercise, to each of the Investors stock certificates in definitive form representing the number of shares of the Common Stock to be purchased by such Investor pursuant to the Pro Rata Exercise, registered in the name of such Investor, (ii) in the case of the Bridge Funding, to each of the Investors the Bridge Notes in definitive form representing the principal amount to be purchased by such Investor pursuant to the Bridge Funding, registered in the name of such Investor, (iii) in the case of the Standby Commitment Closing, to each of the Investors stock certificates in definitive form representing the number of shares of Common Stock to be purchased by such Investor pursuant to the Standby Commitment, registered in the name of such Investor, and (iv) to each of the Investors or their designees Warrants in definitive form representing the number of Warrants as determined pursuant to Section 1.4 hereof, registered in the name of each such Investor or its designee.

                  (d) The Credit Facility shall have closed on terms reasonably satisfactory to the Investors.

                  (e) The Company shall have executed a registration rights agreement, substantially in the form attached hereto as Exhibit D, with respect to the Common Stock issued to the Investors pursuant to the Pro Rata Exercise and the Standby Commitment, if any, the Common Stock underlying the Warrants issued pursuant to Section 1.4 hereof, the Common Stock, if any, issued pursuant to Section 4.2(b) hereof, and any Common Stock issued upon conversion, exercise, exchange or other surrender against issuance of Common Stock of any other securities issued pursuant to Section 4.2(b) hereof.

                  (f) The Company shall have delivered an opinion of Robert Guttman, General Counsel of the Company, in a form reasonably satisfactory to the Investors and the Company.

                  (g) All necessary waivers or consents to, approvals of and notices or filings covering the transactions contemplated by this Agreement and each other agreement contemplated hereby and thereby shall have been obtained.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Amendment. This Agreement may be amended by the parties hereto. This Agreement may be amended by an instrument in writing without each party's written agreement, but no such amendment shall be enforceable against any party which has not signed such amendment.

         6.2 Waiver. At any time prior to the applicable Closing Dates, the Company or the Investors may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions herein; provided that any such waiver of or failure to insist on strict compliance with any such representation, warranty, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any agreement on the part of the Company or the Investors to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         6.3 Survival. The representations, warranties, covenants and agreements set forth in Sections 1.4 and Articles II, III and IV shall survive for a period of 1 year following the applicable Closing Date; provided that the representations set forth in Sections 2.2, 3.2, 3.3 and 3.4 of this Agreement shall survive each Closing Date without limitation.

         6.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by commercial carrier or registered or certified mail (postage prepaid, return receipt requested) or transmuted by facsimile with automated receipt confirmation to the parties at the following addresses and numbers:

                  If to the Company, to:

                  CCC Information Services Group Inc.
                  444 Merchandise Mart
                  Chicago, Illinois 60654
                  Fax:(312) 527-1194
                  Attention:  Robert Guttman, Esq.

                  with copies to:

                  Skadden, Arps, Slate, Meagher & Flom (Illinois)
                  333 West Wacker Drive, Suite 2100
                  Chicago, Illinois 60606
                  Fax:(312) 407-0411
                  Attention:  Peter C. Krupp, Esq.

                  If to the Investors, to:

                  White River Ventures, Inc.
                  c/o Charlesbank Capital Partners, LLC
                  600 Atlantic Avenue
                  Boston, Massachusetts 02210
                  Fax:(617) 619-5402
                  Attention: Mark A. Rosen and Tami E. Nason

                        and

                  Capricorn Investors II, L.P.
                  30 East Elm Street
                  Greenwich, Connecticut 06830
                  Fax: (203) 861-6671
                  Attention: Herbert S. Winokur, Jr. and Dudley C. Mecum

                        and

                  Capricorn Investors III, L.P.
                  30 East Elm Street

                  Greenwich, Connecticut 06830
                  Fax: (203) 861-6671
                  Attention: Herbert S. Winokur, Jr. and Dudley C. Mecum

                        with copies to:

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts 02110
                  Fax: (617) 951-7050
                  Attention: Larry Rowe, Esq.

                        and

                  O'Melveny & Myers, LLP
                  1553 E. 53rd Street
                  New York, New York 10022-4611
                  Fax: (212) 326-2061
                  Attention: Mark Thierfelder, Esq.

         6.5 Headings; Agreement. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The term "Agreement" for purposes of representations and warranties hereunder shall be deemed to include the Exhibits hereto to be executed and delivered by parties relevant thereto.

         6.6 Publicity. So long as this Agreement is in effect, except as required by law, regulation or stock exchange requirements, the parties hereto shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement or the other agreements contemplated hereby without the written consent of the other parties, which consent shall not be unreasonably withheld or delayed or without consulting with the other parties as to the content of such press release or other announcement.

         6.7 Entire Agreement. This Agreement (including all Exhibits hereto) constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         6.8 Conveyance Taxes. The Company agrees to assume liability for and to hold the Investors harmless against any sales, use, transfer, stamp, stock transfer, real property transfer or gains, and value added taxes, any transfer, registration, recording or other fees, and any similar taxes incurred as a result of the issuance and sale of the shares of Common Stock or Warrants as contemplated hereby.

         6.9 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each of the Investors may transfer or assign this Agreement and all of its rights, interests and obligations hereunder to one or more of the following entities: any partnership of which any such Investor is, directly or indirectly, the general partner, any limited liability company of which any such Investor is, directly or indirectly, the managing member or any Associate of any such Investor, and upon any such transfer or assignment any such Investor shall have no further obligations hereunder except under Section 4.1(a) hereof, in which event such assignee shall be a "Investor" for all purposes under this Agreement. Except as otherwise provided in the Exhibits to this Agreement or the other agreements contemplated hereby, neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties.

         6.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         6.11 Governing Law; Jurisdiction; Waiver of Venue.

                  (a) The validity and interpretation of this Agreement shall be governed by the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

                  (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Delaware or any federal court in Delaware, and any appellate court from any thereof, in any action, suit or proceeding arising out of or relating to this Agreement and each other agreement contemplated hereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such Delaware or, to the extent permitted by law in such federal, court. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement and each other agreement contemplated hereby shall affect any right that any party hereto may otherwise have to bring any action, suit or proceeding relating to this Agreement and each other agreement contemplated hereby against any other party hereto or its property in the courts of any jurisdiction.

                  (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue or any action, suit or proceeding arising out of or relating to this Agreement and each other agreement contemplated hereby in any court referred to in paragraph (b) above. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court.

         6.12 Waiver of Jury Trial. The parties hereto waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement and each other agreement contemplated hereby or any dealings between them relating to the subject matter of this Agreement and each other agreement contemplated hereby and the relationship that is being established. The parties hereto also waive any bond or surety or security upon such bond which might, but for this waiver, be required of any of the other parties. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and each other agreement contemplated hereby, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The parties hereto acknowledge that this waiver is a material inducement to enter into this Agreement, that each has already relied on the waiver in entering into this Agreement and each other agreement contemplated hereby and that each will continue to rely on the waiver in their related future dealings. The parties hereto further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement or to any other documents or agreements relating to the transactions contemplated hereby. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         6.13 Third Party Beneficiaries. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

         6.14 Costs and Expenses. Except as otherwise expressly provided herein, whether or not the transactions contemplated under this Agreement and each other agreement contemplated hereby are completed, each party hereto shall pay its own costs and expenses. Notwithstanding the foregoing, the Company shall (i) reimburse each Investor for costs and expenses incurred by such Investor in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed $150,000, to be allocated among the Investors as they shall agree, and (ii) reimburse each Investor for all third-party legal expenses incurred by such Investor in connection with this Agreement and the transactions contemplated hereby, in each case on the earlier of the Standby Commitment Closing Date and the date 75 days after the Credit Facility Closing Date. In addition, in the event that any Investor shall be required to file a HSR Report in connection with this Agreement, any filing fees incurred in connection with such HSR Report shall be borne by the Company.



                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, each of the Investors and the Company has caused this Agreement to be duly signed as of the date first written above.

                                CCC INFORMATION SERVICES GROUP INC.,
                                a Delaware corporation


                                By:    /s/ Reid E. Simpson
                                       -------------------------------------
                                         Name:    Reid E. Simpson
                                         Title:   Executive Vice President
                                                  and Chief Financial Officer

                                WHITE RIVER VENTURES, INC,
                                a Delaware corporation


                                By:    /s/ Mark A. Rosen
                                       -------------------------------------
                                         Name:    Mark A. Rosen
                                         Title:   Director/Vice President

                                By:    /s/ Michael R. Eisenson
                                       -------------------------------------
                                         Name:    Michael R. Eisenson
                                         Title:   Director/Vice President

                                CAPRICORN INVESTORS II, L.P.
                                a Delaware limited partnership

                                By:    CAPRICORN HOLDINGS, LLC,
                                         its General Partner


                                By:    /s/ Herbert S. Winokur, Jr.
                                       -------------------------------------
                                         Name:    Herbert S. Winokur, Jr.
                                         Title:   Manager

                                CAPRICORN INVESTORS III, L.P.
                                a Delaware limited partnership

                                By:    CAPRICORN HOLDINGS III, LLC,
                                         Its General Partner


                                By:    /s/ Herbert S. Winokur, Jr.
                                       -------------------------------------
                                         Name:    Herbert S. Winokur, Jr.
                                         Title:   Manager

                                                                       EXHIBIT A






                                                             Percentage For
                                   Pro Rata                     Standby
              Investor            Percentage                    Commitment
                              ----------------------    -----------------------
        White River                   74.0714345%               93.0592411%
        Capricorn II                  13.6643798%                3.6577826%
        Capricorn III                 12.2641858%                3.2829761%

                                                                       EXHIBIT B


                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENT UNDER SAID ACT OR ANY OTHER APPLICABLE SECURITIES OR "BLUE SKY" LAWS.

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF CERTAIN SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THAT CERTAIN SUBORDINATION AGREEMENT DATED NOVEMBER __, 2001 IN FAVOR OF LASALLE BANK NATIONAL ASSOCIATION, AS AGENT FOR ITSELF AND CERTAIN OTHER FINANCIAL INSTITUTIONS. THIS INSTRUMENT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNTIL THE PURCHASER, ASSIGNEE OR TRANSFEREE HAS BECOME A PARTY TO AND BOUND BY SUCH SUBORDINATION AGREEMENT.


                          SUBORDINATED PROMISSORY NOTE




$ ____________                                                 November __, 2001


FOR VALUE RECEIVED, the undersigned, CCC Information Services Group Inc. (the "Company"), hereby promises to pay to the order of ________________________ (the "Payee") the principal sum of _______ Dollars ($ ________), plus interest and any expenses of collection, on the terms and conditions set forth herein. Subject to any earlier payment obligations described herein, the entire principal of this note and all unpaid accrued interest hereon shall be due and payable on the Note Maturity Date set forth in Section 3. Any capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement (as defined herein), unless otherwise noted.

1. Series of Notes. This note (this "Note") is one of the Subordinated Promissory Notes, in an aggregate principal sum of $11,506,000 (the "Bridge Notes"), issued by the Company on the date hereof pursuant to Section 1.1(a)(ii) of a Purchase Agreement dated as of November 29, 2001 between the Company and the Payee and certain other investors (as amended from time to time, the "Purchase Agreement"). The Payee and such other investors who hold Bridge Notes (and any of their permitted registered assigns holding Bridge Notes) are herein referred to as the "Noteholders".

2. Interest. This Note shall bear interest which shall accrue daily on the outstanding principal balance until paid in full, at the same rate per annum as that applicable to the amounts borrowed by the Company under the Credit Facility, as such term is defined in the Purchase

Agreement (the "Interest Rate"), compounded monthly. All computations of interest under this Note shall be made on the basis of a 365 day year and the actual days elapsed (including the first but excluding the last day) occurring in the period.

3. Payment. All payments due under the Note shall be made in immediately available funds to the Noteholder, at the Noteholder's notice address in the Purchase Agreement or at such other address or commercial bank within the United States as the Noteholder may designate by notice to the Company prior to the date when payment under this Note is due. Notwithstanding the foregoing, for the administrative convenience of the parties, due to potentially offsetting cash transfer obligations, the parties hereby agree that the Investor may offset its obligations under the Standby Commitment against any amount of principal due hereunder as specified in Sections 1.1(a), 1.1(b) and 1.1(d) of the Purchase Agreement.

         (a) Note Maturity. The entire outstanding principal and all accrued and unpaid interest under this Note shall be due and payable on the Note Maturity Date. The "Note Maturity Date" shall be the earliest of:

                  (1) The Standby Commitment Closing Date (as defined in the Purchase Agreement);

                  (2) The date seventy-five (75) days following the Credit Facility Closing Date (the "Post-Closing Payment Date") or, if the terms of payment for the Bridge Notes are definitively determined after the Post-Closing Payment Date in accordance with Section 4.2(b) of the Purchase Agreement, the Alternate Surrender Date (as defined in the Purchase Agreement); and

                  (3) Five (5) business days after receiving a written request for full payment from the Noteholders holding at least a majority of the aggregate principal of the Bridge Notes then outstanding; provided that no such request shall be made under this Section 3(a)(3) until all amounts outstanding under the Company's Credit Facility (as such term is defined in the Purchase Agreement) have been paid in full; and provided further that the Note Maturity Date shall not occur under this
                  Section 3(a)(3) prior to the date 105 days following the Credit Facility Closing Date.

         (b) Payment of Interest. To the extent the Note Maturity Date has not occurred as of March 31, 2002, all accrued and unpaid interest as of such date shall be immediately due and payable. Thereafter, interest shall continue to accrue in the manner described above and shall be due and payable monthly on the last date of each successive month.

         (c) Upon Sale of the Company. Upon a Sale of the Company, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full, without presentation, presentment, protest or demand or notice of any kind, all of which are hereby expressly waived by the Company. A "Sale of the Company" means a sale of all or substantially all of the assets of the Company or a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after said merger or consolidation.

All payments made by the Company in respect of this Note shall be applied first to accrued interest and then to unpaid principal, and shall be made pro rata to all holders of the Notes, based on the outstanding amounts due thereon.

4. Voluntary Prepayment. The Company shall not be entitled to prepay in whole or in part the principal sum, plus accrued interest to the date of payment, of this Note, except as set forth in the Subordination Agreement, without the prior written consent of the Noteholders holding Bridge Notes representing at least a majority of the aggregate principal of the Bridge Notes then outstanding; provided, however, that any prepayment shall be made pro rata to all holders of the Bridge Notes, based on the principal amounts outstanding thereunder.

5. Subordination. Pursuant to the terms of the Subordination Agreement between LaSalle Bank National Association, as Agent, White River Ventures, Inc., Capricorn Investors II, L.P. and Capricorn Investors III, L.P., dated November __, 2001 (the "Subordination Agreement"), all payments under this Note are subordinate to the payment obligations of the Company under the Credit Facility (as such term is defined in the Purchase Agreement), it being acknowledged that
(i) if the Note Maturity Date falls on the Standby Commitment Closing Date, the portion of the principal amount outstanding under this Note equal to the product of (a) the gross proceeds of the Rights Offering, less $8,494,000, and (b) such percentage of the aggregate principal amount outstanding under the Bridge Notes as is represented by the outstanding principal under this Note, shall be payable to the Noteholder, in cash on such date; and (ii) any payments of interest accrued and unpaid under the Note on the Note Maturity Date may be made in cash on such date. The indebtedness of the Company under the Note shall be pari passu with the indebtedness of the Company under the Increasing Rate Notes issued pursuant to the Indenture dated as of February 23, 2001 between the Company and Wilmington Trust Company as trustee.

6. Overdue Payments; Unlawful Interest Payment. Any amount overdue under this Note shall bear interest at the Interest Rate plus 2% per annum computed in the same manner as the Interest Rate set forth above. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without any prepayment premium or penalty.

7. Costs of Collection. The Company hereby promises to pay all of the Noteholder's reasonable costs and expenses of collection, including without limitation reasonable attorneys' fees (to the extent permitted by applicable law), disbursements, appraiser's fees and court costs in the event collection procedures are commenced by the holder hereof.

8. Waiver of Presentment. Every maker, endorser and guarantor hereof, or of the indebtedness evidenced hereby, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption under the homestead exemption law, if any, or any other exemption or insolvency laws, and consents that the Noteholder may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

9. Events of Default. If any of the following events of default shall occur with respect to the Company, then any unpaid portion of this Note shall automatically become due and payable without presentation, presentment, protest or demand or notice of any kind, all of which are hereby expressly waived by the Company, and the Noteholder may proceed to enforce payment in such a manner as he or it may elect:

         (a) the commencement of a voluntary case under Title 11 of the United States Code, as from time to time in effect, or the authorization, by appropriate proceedings of its board of directors or other governing body, of commencement of such a voluntary case;

         (b) the filing against it of a petition commencing an involuntary case under said Title 11 and such petition shall remain undismissed and unstayed for a period of 60 days;

         (c) relief is sought by it as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or it consents to or acquiesces in such relief;

         (d) any order having been entered against it by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or the appointment of a receiver or other custodian for, all or a substantial part of its property;

         (e) the making of an assignment for the benefit of, or entering into a composition with, its creditors, or the appointing or consent to the appointment of a receiver or other custodian for all or a substantial part of its property;

         (f) any payment obligation of the Company under the Credit Facility (as defined in the Purchase Agreement, or any other Senior Indebtedness (as such term is defined in the Subordination Agreement) is accelerated and such acceleration is not withdrawn; or

         (g) any failure by the Company to pay any amount when due under any of the Bridge Notes or Pro Rata Notes.

10. Notices. Any notice required or permitted under this Note shall be given in accordance with the Purchase Agreement.

11. Waivers. No delay or omission of the Noteholder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

12. Amendment. This Note may not be waived, modified, amended or terminated except by a written agreement signed by the Company and the Noteholder.

13. Transfer. This Note may not be transferred, other than to affiliates of the Payee, without the written consent of the Company which consent shall not be unreasonably withheld. If consent to transfer is granted by the Company, this Note may be transferred by endorsement and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery subject to the last sentence of this Section 13. Notwithstanding the foregoing, this Note and the securities issued upon any conversion hereof may not be transferred without compliance with applicable federal and state securities laws by the transferor and the transferee in accordance with the legend appearing on the face of this Note.

14. Choice of Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the choice of laws principles thereof.




                 [remainder of this page is intentionally blank]

         IN WITNESS WHEREOF, the Company has caused this Note to be executed on the day and year first above written.




                                          CCC INFORMATION SERVICES GROUP, INC.




                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:

ATTEST:


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

                                                                       EXHIBIT C

         THIS WARRANT, AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (II) PURSUANT TO RULE 144 UNDER SUCH ACT, OR (III) UPON THE FURNISHING TO THE CORPORATION BY THE HOLDER OF THIS CERTIFICATE OF AN OPINION OF COUNSEL (OR OTHER EVIDENCE) SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS NOT REQUIRED TO BE REGISTERED UNDER SUCH ACT OR ANY OTHER APPLICABLE SECURITIES OR "BLUE SKY" LAWS.


         THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT WILL BE SUBJECT TO THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT (THE "REGISTRATION RIGHTS AGREEMENT") BETWEEN THE CORPORATION, WHITE RIVER VENTURES, INC., CAPRICORN INVESTORS II, L.P. AND CAPRICORN INVESTORS III, L.P. COPIES OF THE REGISTRATION RIGHTS AGREEMENT HAVE BEEN FILED WITH THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS AND WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER OF THIS WARRANT WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.


November ____, 2001                                 Void After November __, 2005

                       CCC INFORMATION SERVICES GROUP INC.

                          Common Stock Purchase Warrant

         CCC Information Services Group Inc., a Delaware corporation (the "Corporation"), hereby certifies that for value received [ ] ("[ ]"), or its assigns, is entitled to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of ____________ ( ) shares (subject to adjustment as hereinafter provided) of Common Stock, par value $.10 per share (the "Common Stock"), of the Corporation at a purchase price of $5.50 per share (subject to adjustment as set forth herein, the "Exercise Price"), payable as hereinafter provided.

                  Section 1. Warrant Expiration Date. As used herein, the term "Warrant Expiration Date" shall mean 5:00 p.m., Eastern Time, on November ___, 2005; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m., Eastern Time, on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. Notwithstanding the foregoing, the Corporation shall deliver notice to the registered holder of this Warrant, by first class mail, postage prepaid, addressed to the registered holder at the address of such registered holder as shown on the books of the Corporation, of the expiration of this Warrant at least 20 business days prior to the Warrant Expiration Date. If such notice is not given, the Warrant Expiration Date shall be extended 20 business days from the original Warrant Expiration Date (the "Extended Expiration Date"); provided that the Corporation shall have no obligation to give notice to the registered holder of this Warrant of the expiration of this Warrant prior to the Extended Expiration Date and, without regard to whether the Corporation delivers any such notice, this Warrant will expire without limitation or extension on the Extended Expiration Date.

                  Section 2. Notice. In case at any time: (a) the Corporation shall pay any dividend or make any distribution (other than regular cash dividends from earnings or earned surplus paid at an established rate) to the holders of its Common Stock; (b) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights (not including any rights to purchase Common Stock issued to Corporation stockholders pursuant to the Rights Offering, as defined in that certain Purchase Agreement dated as of November 29, 2001 between the Corporation, [ ] and certain other parties thereto); (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation or consolidation or merger of the Corporation with or sale of all or substantially all of its assets to another corporation; (d) there shall be a voluntary, involuntary or deemed dissolution, liquidation or winding-up of the Corporation; or (e) the Corporation (or any subsidiary thereof) shall commence a tender offer for all or a portion of the Corporation's outstanding shares of Common Stock; then, in any one or more of such cases, the Corporation shall give written notice, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such registered holder as shown on the books of the Corporation of the date on which (i) the books of the Corporation shall close or a record date shall be fixed for determining the stockholders entitled to such dividend, distribution or subscription rights, or
(ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion, redemption or other event shall take place, as the case may be. Such notice shall also provide reasonable details of the proposed transaction and specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion, redemption, tender offer or other event, as the case may be. Such written notice shall be given at least 10 business days prior to the action in question and not less than 10 business days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

                  Section 3. Exercise.

                           (a) Manner of Exercise. This Warrant may be exercised
at any time or from time to time, on any day which is not a Saturday, Sunday or holiday under the laws of the State of New York, for all or any part of the number of shares of Common Stock purchasable upon its exercise; provided, however, that this Warrant shall be void and all rights represented hereby shall cease unless exercised before the Warrant Expiration Date. In order to exercise this Warrant, in whole or in part, the holder hereof shall deliver to the Corporation at its principal place of business, or at such other office as the Corporation may designate by notice in writing, (i) this Warrant and (ii) a written notice of such holder's election to exercise this Warrant substantially in the form of Exhibit A attached hereto and shall pay to the Corporation, by cashier's check made payable to the order of the Corporation or wire transfer of funds to an account designated by the Corporation, an amount equal to the aggregate purchase price for all shares of Common Stock as to which this Warrant is exercised. In lieu of such exercise of this Warrant, the holder may from time to time convert this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate Fair Market Value (as defined in Section 20 hereof) of the shares of Common Stock or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price as of the date of exercise by (b) the Fair Market Value of one share of Common Stock.

                           (b) Issuance of Common Stock. Upon receipt of the
documents and payments or shares described in Section 3(a), the Corporation shall, as promptly as practicable, and in any event within 10 business days thereafter, execute or cause to be executed, and deliver to such holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with an amount in cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in the denomination specified in said notice and shall be registered in the name of the holder hereof. This Warrant shall be deemed to have been exercised and a certificate or certificates for shares of Common Stock shall be deemed to have been issued, and the holder hereof or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes as of the date said notice, together with this Warrant and the documents and payments or shares described in Section 3(a), is received by the Corporation as aforesaid. If this Warrant shall have been exercised in part, the Corporation shall, at the time of delivery of said certificate or certificates, deliver to the holder hereof a new Warrant evidencing the rights of such holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. The Corporation shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 3, except that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of the shares of Common Stock issuable upon exercise in a name other than that of the holder who shall have surrendered the same in exercise of the subscription right evidenced thereby. The Corporation covenants that all shares of Common Stock issued upon exercise of this Warrant will, upon payment (or deemed payment in the case of cashless exercise) of the Exercise Price, be duly authorized and validly issued, fully paid and nonassessable, free of preemptive rights and, except for any tax payable by the holder pursuant to the preceding sentence, free from all taxes, liens, charges and security interests with respect to the issue thereof. The Corporation shall from time to time use its reasonable best efforts to take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities act filings under federal and state laws which may be or become required in connection with the issuance, sale, transfer and delivery of this Warrant, the exercise of this Warrant, and the issuance, sale, transfer and delivery of the shares of Common Stock issued upon exercise of this Warrant.

                  Section 4. Reservation of Shares; State Securities Laws.

                           (a) The Corporation covenants that it will at all
times until the Warrant Expiration Date reserve and keep available, free of pre-emptive rights, out of its authorized and unissued Common Stock, solely for the purpose of issue upon exercise of this Warrant, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant.

                           (b) If any securities to be reserved for the purpose
of exercise of this Warrant require approvals or registrations under applicable state "blue sky" or federal securities laws, the Corporation will obtain such approvals or registrations as may be appropriate.

                  Section 5. Negotiability. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

                           (a) Subject to compliance with federal and applicable
state securities laws, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment attached hereto as Exhibit B) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

                           (b) Subject to compliance with federal and applicable
state securities laws, any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

                           (c) Until this Warrant is transferred on the books of
the Corporation, the Corporation may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary, and any transfer in violation of the terms hereof shall be void and of no effect.

                  Section 6. Loss or Mutilation. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction of such Warrant) and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation at its expense will execute and deliver, in lieu hereof, a new Warrant of like tenor.

                  Section 7. Consolidation, Merger, etc. If any consolidation or merger of the Corporation with another corporation or other entity or the sale of all or substantially all of its assets to another corporation or other entity (each an "Extraordinary Event") shall be effected, then, as a condition of such Extraordinary Event, the Corporation shall cause lawful and adequate provision to be made whereby the registered holder of this Warrant shall thereafter have the right to receive, upon exercise hereof and the payment of the Exercise Price, in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the exercise of this Warrant, such shares of stock, securities or property (including cash) as may be issued or payable with respect to or in exchange for a number of shares of Common Stock of the

Corporation immediately theretofore receivable upon the exercise of this Warrant had such Extraordinary Event not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or property thereafter deliverable upon the exercise hereof. The foregoing provisions shall similarly apply to successive Extraordinary Events. The Corporation shall not effect any such consolidation, merger or sale of all or substantially all of its assets unless, prior to the consummation thereof, the successor corporation or other entity (if other than the Corporation) resulting from such consolidation or merger or the corporation or other entity purchasing such assets shall assume by written instrument executed and mailed to the registered holder of this Warrant, at the last address of such registered holder appearing on the books of the Corporation, the obligation to deliver to such registered holder such shares of stock, securities or property as, in accordance with the foregoing provisions, such registered holder may be entitled to purchase or receive.

                  Section 8. Antidilution Protection.

                           (a) If at any time or from time to time after the
date hereof, the Corporation issues or sells, or is deemed by the express provisions of this subsection (a) to have issued or sold, any Additional Shares of Common Stock (as defined in subsection (g) below), other than as a dividend or other distribution on any class of stock as provided in clause (d) below and other than a subdivision or combination of shares of Common Stock as provided in clause (e) below, without consideration or for an Effective Price (as defined in subsection (g) below) less than the Fair Market Value per share of Common Stock immediately prior to the time of such issue or sale, the then effective Exercise Price shall be reduced, as of the opening of business on the date of such issue or sale, to the price equal to the quotient obtained by dividing: (A) the product of (x) such Exercise Price multiplied by (y) the sum of (i) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to Section 7 or this Section 8) immediately prior to such issuance, and (ii) a number of shares of Common Stock calculated by dividing the consideration received by the Corporation from such issuance by the Fair Market Value per Share of the Common Stock; by (B) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to Section 7 and this Section
8) immediately after such issuance of the Additional Shares of Common Stock. No adjustment of the Exercise Price, however, shall be made in an amount less than $0.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share or more. Upon any such reduction in the Exercise Price, the total number of shares issuable upon exercise of this Warrant shall be proportionately increased so that the total amount payable upon exercise in whole of this Warrant shall not be modified.

                           (b) For the purpose of making any adjustment required
under this Section 8, the consideration received by the Corporation for any issue or sale of securities shall (i) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation, (ii) to the extent it consists of property other than cash, be computed at the fair market value of that property as determined in good faith by the Board of Directors of the Corporation, and (iii) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection (c) below) or Options (as defined in subsection (c) below) to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Options.

                           (c) For the purpose of the adjustment required under
this Section 8, if the Corporation issues or sells any (i) stock or other securities convertible into or exercisable or exchangeable for Additional Shares of Common Stock (such convertible, exercisable or exchangeable stock or securities being herein referred to as "Convertible Securities") or (ii) rights, options or warrants for the purchase of Additional Shares of Common Stock or Convertible Securities (such rights, options or warrants being referred to herein as "Options"), and if the Effective Price of such Additional Shares of Common Stock is less than the Fair Market Value of a share of Common Stock immediately prior to the time of the granting of such Convertible Securities or Options, the Corporation shall be deemed to have issued at the time of the issuance of such Options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Options or Convertible Securities, plus, in the case of such Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion, exercise or exchange thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise, conversion or exchange of Options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise, conversion or exchange of such Options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise, conversion or exchange of such Options or Convertible Securities. No further adjustment of the Exercise Price, as adjusted upon the issuance of such Options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Options or the conversion, exercise or exchange of any such Convertible Securities. If any such Options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price, as adjusted upon the issuance of such Options or Convertible Securities, shall be readjusted at the time of such expiration to the Exercise Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, exercised or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion, exercise or exchange of such Convertible Securities.

                           (d) In case the Corporation shall declare a dividend
or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Exercise Price then in effect immediately prior to such dividend declaration or distribution shall be reduced as if the Corporation had subdivided its outstanding shares of Common Stock into a greater number of shares as provided in clause (e) of this Section 8.

                           (e) If the Corporation at any time subdivides (by any
stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the number of shares issuable upon exercise of this Warrant will be proportionately increased and the Exercise Price will be proportionately decreased, and if the Corporation at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of shares issuable upon exercise of this Warrant will be proportionately decreased and the Exercise Price will be proportionately increased.

                           (f) Other Distributions. Other than ordinary cash
dividends or distributions paid out of the Corporation's current earnings in amounts consistent with the Corporation's ordinary practice as in effect from time to time, which are specifically excluded from the provisions of this clause
(f), in the event the Corporation shall fix a record date for the making of a dividend or distribution on its Common Stock payable in cash, Common Stock of the Corporation, securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets or warrants or rights not referred to in clauses (d) or (e) of this Section 8 (the "Other Distribution"), then, in each such case, at the election of the Corporation, either (i) the number of shares of Common Stock issuable after such record date upon exercise of this Warrant shall be adjusted by multiplying the number of shares of Common Stock issuable upon the exercise of this Warrant immediately prior to such record date by a fraction, the numerator of which shall be the then Fair Market Value per share of Common Stock on the record date for such distribution and the denominator of which shall be the then Fair Market Value per share of Common Stock on the record date for such distribution less an amount equal to the then fair market value (as determined in good faith by the Board of Directors of the Corporation) of the Other Distribution applicable to one share of Common Stock, or (ii) adequate provision shall be made so that the holder of this Warrant shall have the right to receive, in addition to shares of

Common Stock upon the exercise of this Warrant, at the election of the Company, either (A) the Other Distribution to which such holder would have been entitled as a holder of Common Stock if such holder had exercised this Warrant immediately prior to the record date for such distribution or (B) the cash equivalent of such Other Distribution.

                  If the Corporation elects to adjust the number of shares of Common Stock issuable upon the exercise of this Warrant pursuant to clause (i) above, such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders of the Corporation entitled to receive such distribution; provided however, that the Corporation shall deliver to the holder who exercises this Warrant after any such record date, but prior to the related distribution, a due bill or other appropriate instrument evidencing such holder's right to receive such distribution upon its occurrence.

                  Notwithstanding the foregoing, the Corporation shall not elect the adjustment provided for in clause (i) above if the then fair market value (as determined in good faith by the Board of Directors of the Corporation) of the Other Distribution applicable to one share of Common Stock is equal to or greater than the then Fair Market Value per share of Common Stock on the record date of such distribution.

                           (g) "Additional Shares of Common Stock" shall mean
all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 8 (whether or not subsequently reacquired or retired by the Corporation), other than Excluded Stock. "Excluded Stock" shall mean (i) Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights to employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; (ii) Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the date hereof; (iii) rights issued by the Company to the holders of its Common Stock pursuant to the Rights Offering (as defined in the Purchase Agreement, dated as of November 29, 2001, between the Company, White River Ventures, Inc., Capricorn Investors II, L.P. and Capricorn Investors III, L.P.) and the Common Stock issued pursuant to the exercise of such rights;
(iv) Common Stock issued pursuant to a transaction for which an adjustment is made pursuant to Section 7 or clause (d) or (e) of this Section 8 hereof; and
(v) shares of Common Stock issued for cash in a registered underwritten offering bona fide offered and sold to the public. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 8, into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 8, for such Additional Shares of Common Stock.

                  Section 9. No Dilution or Impairment. If any event shall occur as to which the provisions of Section 7 or 8 hereof are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by this Warrant in a way that is contrary to the manifest and essential intent and principles of Sections 7 and 8 hereof, then, in each such case, the Board of Directors of the Corporation shall provide for an adjustment, if applicable, on a basis consistent with the manifest and essential intent and principles established in Sections 7 and 8 hereof, necessary to preserve, without dilution, the purchase rights represented by this Warrant.

                  Section 10. Notice of Adjustment. Upon any adjustment or other change relating to the Exercise Price or the securities purchasable upon the exercise of this Warrant, then, and in each such case, the Corporation shall (a) cause to be issued to the Corporation a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Corporation) setting forth the Exercise Price and number of shares of Common Stock issuable upon exercise of the Warrant after such adjustment and setting forth a statement of the facts requiring such adjustment and showing in reasonable detail the manner of computing the same and (b) promptly give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such registered holder as shown on the books of the Corporation, which notice shall state the increase or decrease in the number or other denominations of securities purchasable upon the exercise of this Warrant and a copy of the certificate referred to in clause (a) above.

                  Section 11. Fractional Shares. If the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted pursuant to provisions hereof, the Corporation shall nevertheless not be required to issue fractions of shares, upon exercise of this Warrant or otherwise, or to distribute certificates that evidence fractional shares. Whether or not fractional shares are issuable upon exercise of this Warrant shall be determined on the basis of the total number of shares of Common Stock the holder is at the time acquiring and the number of shares of Common Stock issuable upon such aggregate exercise. With respect to any fraction of a share called for upon any exercise hereof, the Corporation shall pay to the holder hereof an amount in cash equal to such fraction multiplied by the current Fair Market Value of one share of Common Stock.

                  Section 12. Information. Each holder of this Warrant, and each holder of shares of Common Stock acquired upon the exercise of this Warrant, by acceptance hereof and thereof, agrees to furnish to the Corporation such information concerning such holder as may be requested by the Corporation which is necessary in connection with any registration or qualification of shares of Common Stock purchasable hereunder.

                  Section 13. Warrant Holder Not Deemed Stockholder. The holder of this Warrant shall not, as such, be entitled to any rights as a stockholder of the Corporation, except for those conferred pursuant to this Warrant, nor shall the holder of this Warrant have any liabilities to purchase any securities hereunder or as a stockholder of the Corporation whether such liabilities are asserted by the Corporation or by creditors or stockholders of the Corporation or otherwise.

                  Section 14. Transfer Restrictions. Other than in connection with transfers to its general partners, limited partners or affiliates (so long as such a transfer would not require approvals or registrations under applicable state "blue sky" or federal securities laws), the holder of this Warrant may not transfer all or any portion of this Warrant until November [28], 2004. This Warrant and the shares of Common Stock issuable upon exercise of this Warrant may not be pledged, sold, assigned or otherwise transferred unless the proposed disposition is the subject of a currently effective registration statement under the Securities Act of 1933, as amended, or unless an exemption from registration thereunder is available. Subject to the prior sentence, the shares of Common Stock issuable upon exercise of this Warrant are freely transferable at any time.

                   Section 15. Rights of Action; Remedies. All rights of action with respect to this Warrant are vested in the holder of this Warrant, and the holder may enforce against the Corporation its right to exercise this Warrant for the purchase of shares of Common Stock in the manner provided in this Warrant. The Corporation stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Corporation in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                   Section 16. Modification of Warrant. This Warrant shall not be modified, supplemented or altered in any respect except with the consent in writing of the holder hereof and the Corporation; and no change in the number or nature of the securities purchasable upon the exercise of this Warrant, or the exercise price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the holder hereof, other than such changes as are specifically prescribed by this Warrant as originally executed.

                   Section 17. Miscellaneous. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of State of Delaware, without regard to its principles of conflicts of laws. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. This Warrant, the Registration Rights Agreement and the Purchase Agreement, dated as of November 29, 2001, among the Corporation, White River Ventures, Inc., Capricorn Investors II, L.P. and Capricorn Investors III, L.P embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

                   Section 18. Successors. All the covenants and provisions of this Warrant shall bind and inure to the benefit of the successors and permitted transferees of the holder and the successors of the Corporation.

                   Section 19. Exchange Listing. The Corporation will from time to time take all action that may be necessary so that the shares of Common Stock issuable upon exercise of this Warrant, as soon as reasonably practicable following their issuance upon the exercise of this Warrant, will be listed on the principal securities exchanges, automated quotation systems or other markets within the United States of America, if any, on which the shares of Common Stock are then listed (but, in any event, such listing shall be effected by the Corporation within the time frame required by any such exchanges, quotation systems or other markets).

                   Section 20. Definitions. For purposes of this Warrant, the following terms have the following respective meanings:

         "Average Price" means, with respect to any shares of stock or securities, including the Common Stock, on any date of determination, the average for the five (5) Trading Days preceding and including such date of determination of the reported last sale prices per share on a national securities exchange or admitted to unlisted trading privileges on such exchange or quoted in the NASDAQ System, or if not listed or admitted to unlisted trading privileges, the average for the five (5) Trading Days preceding and including the date of determination of the average of the last reported bid and asked prices per share or security reported by the National Quotation Bureau.

         "Fair Market Value" means, with respect to any shares of stock or other securities, (i) if such stock or securities are listed or admitted to trading on a national securities exchange or admitted to unlisted trading privileges on such exchange or quoted in the NASDAQ System, the Average Price per share or security, as the case may be, at the close of trading on the Trading Day on which the relevant determination is to be made (the date of exercise of the Warrant, in the case of any such determination to be made with respect to such exercise) or, if such day is not a Trading Day, the Trading Day immediately preceding such day and (ii) if such stock or security is not so listed or admitted to unlisted trading privileges, the current fair market value of such stock or security as determined in good faith by the Board of Directors of the Corporation.

         "Trading Day" means (i) if the relevant stock or security is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; (ii) if the relevant stock or security is quoted on the NASDAQ National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the NASDAQ National Market or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed as of the date first written above.


                                         CCC INFORMATION SERVICES
                                         GROUP INC.



                                         By:
                                            ----------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------

                                    EXHIBIT A

                                  EXERCISE FORM
                   (To be signed only on exercise of Warrant)


                       CCC Information Services Group Inc.
                           World Trade Center Chicago
                              444 Merchandise Mart
                             Chicago, Illinois 60654

         The undersigned hereby irrevocably elects to exercise the right to purchase represented by the within Warrant for, and to purchase thereunder, _______ shares of the stock provided for therein, and requests that certificates for such shares be issued in the name of:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Please print name, address and social security number)

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of the undersigned holder of the within Warrant or his Assignee as below indicated and delivered to the address stated below.


NAME OF HOLDER OR ASSIGNEE:_____________________________________________________
                                       (Please print)

ADDRESS OF HOLDER
OR ASSIGNEE:____________________________________________________________________

SIGNATURE OF HOLDER:____________________________________________________________

DATED:__________________


Note: The above signature must correspond with the name exactly as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever, unless the within Warrant has been assigned.

                                    EXHIBIT B

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

         For value received, the undersigned hereby sells, assigns and transfers unto ___________________________ the right represented by the within Warrant to purchase __________________ shares of Common Stock of CCC Information Services Group Inc. to which the within Warrant relates, and appoints ______________________ attorney to transfer such rights on the books of CCC Information Services Group Inc. with full power of substitution in the premises.


NAME OF HOLDER:_________________________________________________________________
                                    (Please print)

ADDRESS:________________________________________________________________________

SIGNATURE OF HOLDER:____________________________________________________________

DATED:__________________


Note: The above signature must correspond with the name exactly as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever, unless the within Warrant has been assigned.


SIGNED IN THE PRESENCE OF:

______________________________

                                                                       EXHIBIT D


================================================================================


                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF NOVEMBER __, 2001

                                     BETWEEN


                       CCC INFORMATION SERVICES GROUP INC.

                           WHITE RIVER VENTURES, INC.

                          CAPRICORN INVESTORS II, L.P.

                                       AND


                          CAPRICORN INVESTORS III, L.P.


================================================================================

REGISTRATION RIGHTS AGREEMENT .................................................i

ARTICLE I REGISTRATION RIGHTS .................................................3

                  Section 1.1    Demand Registration ..........................3
                  Section 1.2    Piggyback Rights .............................7
                  Section 1.3    Lock-Up Agreements ...........................8
                  Section 1.4    Registration Procedures ......................8
                  Section 1.5    Suspension of Dispositions ..................10
                  Section 1.6    Registration Expenses .......................11
                  Section 1.7    Indemnification .............................11
                  Section 1.8    Reliance on Rule 144 ........................14
                  Section 1.9    Information by Holder .......................14

ARTICLE II MISCELLANEOUS .....................................................14

                  Section 2.1    Notices .....................................14
                  Section 2.2    Entire Agreement ............................15
                  Section 2.3    Non-Waiver ..................................15
                  Section 2.4    Transferees .................................15
                  Section 2.5    No Superior Registration Rights .............15
                  Section 2.6    Severability ................................15
                  Section 2.7    Governing Law ...............................15
                  Section 2.8    Construction ................................15
                  Section 2.9    Counterparts ................................16
                  Section 2.10   Amendments ..................................16
                  Section 2.11   Aggregation of Shares .......................16
                  Section 2.12   Definitions .................................16

                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into and effective as of November __, 2001, between CCC Information Services Group Inc., a Delaware corporation (the "Company"), and White River Ventures, Inc. ("White River"), Capricorn Investors II, L.P. ("Capricorn II") and Capricorn Investors III, L.P. ("Capricorn III") and any direct or indirect transferees of White River, Capricorn II or Capricorn III, who become parties to this Agreement in accordance with the provisions of Section 2.4 hereof.

                  WHEREAS, the parties hereto desire to enter into this Agreement on the terms set forth herein; and

                  WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the respective meanings indicated in Section 2.12 hereof.

                  In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                               REGISTRATION RIGHTS

        Section 1.1        Demand Registration.

                (a)        Request for Registration.

                           (i) At any time, any Holder or Holders (the "Requesting Holders"), may request the Company, in writing (a "Demand Request"), to effect the registration under the Securities Act of all or part of its or their Registrable Shares (a "Demand Registration"); provided, however, that the aggregate market value (based on the current market price of the Common Stock on the date the Company receives the Demand Request) of the Registrable Shares to which such Demand Request relates must be at least: (i) $1,000,000, or (ii) in the event that the Demand Registration is to be effected pursuant to an underwritten offering, $5,000,000; provided, further, that Holders may make only one such Demand Request in any six month period.

                           (ii) The Company shall effect such Demand Registration on Form S-3 promulgated under the Securities Act or any successor form thereto; provided, however, that, if at any time, the Company is not eligible to register securities on Form S-3 or such successor form, such Requesting Holder shall have the right to require the Company to effect the proposed Demand Registration on Form S-1 promulgated under the Securities Act or any successor form thereto. Notwithstanding the foregoing, the Holders and the Company agree that any Demand Registration hereunder may be effected by the Company by filing a prospectus supplement pursuant to the "shelf" registration statement on Form S-3, as amended, originally filed by the Company with the SEC on June 29, 2001 (the "Shelf Registration Statement," and any prospectus supplement thereto filed in connection with a Demand Registration, a "Prospectus Supplement").


                           (iii) Each Demand Request shall specify the number of Registrable Shares proposed to be sold. If the Requesting Holders intend to distribute the Registrable Shares covered by their request by means of an underwritten offering, they shall so advise the Company as part of their Demand Request, and the right of any Holder or Permitted Third-Party Holder to include Registrable Shares in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's or Permitted Third-Party Holder's Registrable Shares in the underwriting. All Holders and Permitted Third-Party Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in accordance with Section 1.1(c).

                           (iv) Subject to Section 1.1(f), the Company shall file the Demand Registration within ninety (90) days after receiving a Demand Request (the "Required Filing Date") and shall use its reasonable best efforts to cause the same to be declared effective by the SEC as promptly as reasonably practicable after such filing; provided, however, that the Company need effect only an aggregate of three (3) Demand Registrations pursuant to Demand Requests made pursuant to this Section 1.1(a) only one (1) of which is required to be an underwritten offering; and provided further, that if the Company is not eligible to register securities on Form S-3 or any successor form thereto, the Company need only affect an aggregate of two (2) Demand Registrations on Form S-1 or any successor form thereto pursuant to Demand Requests made pursuant to this Section 1.1(a) only one (1) of which is required to be an underwritten offering. The Company shall not be required to effect a registration pursuant to Section 1.1(a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.

                (b) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective or, in the case of a registration effected by the filing of a Prospectus Supplement, until such filing, unless the Requesting Holders holding a majority of the Registrable Shares held by Requesting Holders for which registration was previously requested withdraw their Demand Request and the Company has performed its obligations hereunder in all material respects, in which case such registration will count as a Demand Registration unless either (i) the Requesting Holders pay all Registration Expenses in connection with such withdrawn registration or (ii) the Requesting Holders withdrew such Registrable Shares pursuant to the second sentence of Section 1.1(d); provided, that if, after a registration statement has become effective or a Prospectus Supplement has been filed, as the case may be, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration.

                (c) Selection of Underwriters. Subject to the limitations of Section 1.1(a)(iv), the Requesting Holders holding a majority of the Registrable Shares held by the Requesting Holders to be registered in a Demand Registration shall select a nationally recognized investment banking firm or firms to manage the underwritten offering; provided, however, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.

                (d) Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company) other than (i) the Requesting Holders and (ii) any other Holder hereunder who shall elect to include Registrable Shares in such Demand Registration (excluding Permitted Third-Party Holders), shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Company and the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing underwriter or underwriters shall advise the Company and the Requesting Holders that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by the Requesting Holders and other Holders hereunder who elected to participate in such Demand Registration is sufficiently large to cause a Material Adverse Effect, the Requesting Holders holding a majority of the Registrable Shares held by the Requesting Holders for which registration was previously requested may withdraw their Demand Request by giving notice to the Company, and if withdrawn, the Demand Request shall be deemed not to have been made for purposes of this Section 1.1. If such Requesting Holders do not withdraw such Demand Request, the Registrable Shares of the Requesting Holders and other Holders hereunder who elected to participate in such Demand Registration to be included in such Demand Registration shall equal the number of shares which the Company is so advised can be sold in such offering without a Material Adverse Effect, and such shares shall be allocated pro rata among the Requesting Holders and other Holders hereunder who elected to participate in such Demand Registration on the basis of the number of Registrable Shares requested to be included in such Demand Registration by each such Requesting Holder and each other Holder hereunder who elected to participate in such Demand Registration.

                (e) Rights of Nonrequesting Owners. Upon receipt of any Demand Request, the Company shall promptly (but in any event within ten (10) Business Days) give written notice of such proposed Demand Registration to all other Holders of Registrable Shares and to all Permitted Third-Party Holders, who shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Shares as they may request, provided that such right shall be subject in all respects to the provisions of Section 1.1(d).

                (f) Deferral of Filing. The Company may defer the filing (but not the preparation) of a Prospectus Supplement or registration statement required by this Section 1.1 until a date not later than ninety (90) days after the Required Filing Date (or, if applicable, one hundred twenty (120) days after the effective date of the registration statement contemplated by clause (ii) below, or such longer period of time (not to exceed one hundred and eighty (180) days) as set forth in any agreement between the Company and any underwriter in connection with such registered offering) if (i) at the time the Company receives the Demand Request, the Company or any of its subsidiaries is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such Prospectus Supplement or registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities; (ii) prior to receiving the Demand Request, the Board of Directors of the Company had determined to effect a registered underwritten public offering of the Company's securities for the Company's account, and the Company has taken substantial steps and is proceeding with reasonable diligence to effect such offering or the Company has already effected a registered public offering within the previous one hundred twenty (120) days (or such longer period of time (not to exceed one hundred and eighty (180) days) as set forth in any agreement between the Company and any underwriter in connection with such registered offering); or (iii) in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Prospectus Supplement or registration statement to be effected at such time. A deferral of the filing of a Prospectus Supplement or registration statement pursuant to this Section 1.1(f) shall be lifted and the requested Prospectus Supplement or registration statement shall be filed as promptly as reasonably practicable, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a Prospectus Supplement or registration statement pursuant to this Section 1.1(f), the Company shall promptly (but in any event within ten (10) Business Days), upon determining to seek such deferral, deliver to each Requesting Holder, if applicable, a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 1.1(f) and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within twenty (20) days after receiving such certificate, the Requesting Holders holding a majority of the Registrable Shares held by the Requesting Holders for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; and if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this
Section 1.1. The Company may not defer the filing of a particular Prospectus Supplement or registration statement pursuant to this Section 1.1(f) for more than an aggregate of 180 days in any twelve (12) month period.

        Section 1.2        Piggyback Rights.

                (a) Right to Piggyback. Each time the Company proposes to register any of its Common Stock under the Securities Act (other than pursuant to an Excluded Registration) for sale to the public and the registration form to be used may be used for the registration of Registrable Shares, the Company shall give prompt written notice to the Holders of its intention to effect such a registration (which notice shall be given not less than fifteen (15) days prior to the effective date of such registration statement) and such notice shall offer such Holders the opportunity to have any or all of the Registrable Shares included in such registration statement, subject to the limitations contained in Section 1.2(b). The Holders desiring to have their Registrable Shares registered under this Section 1.2 will so advise the Company in writing within seven (7) days after the date of receipt of such notice from the Company. Subject to Section 1.2(b) below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other Common Stock originally proposed to be registered.

                (b) Priority on Registrations. If the managing underwriter advises the Company in writing that the number of Shares requested to be included in the registration by all Persons (including the Company) exceeds the number of Shares which can be sold in such offering without having a Material Adverse Effect on such offering, including, without limitation, the price at which such securities can be sold (the "Maximum Offering Size"), the Company will be obligated to include in such registration only (i) first, (x) if such registration was initiated by the Company for the sale of Shares for its own account, any and all Shares for sale by the Company, or (y) if such registration was initiated by any Holder or Holders pursuant to any Demand Request, any and all Shares for sale by the Requesting Holders pursuant to such Demand Request, (ii) second, if such registration was not initiated by the Company for the sale of Shares for its own account, to the extent of any remaining Shares which may be sold in such offering, without exceeding the Maximum Offering Size, any Shares for sale by the Company, (iii) third, to the extent of any remaining Shares which may be sold in such offering without exceeding the Maximum Offering Size, each other Holder and Permitted Third-Party Holder shall be entitled to include any and all Shares held by such holders in the registration (pro rata based on the total number of such Shares held by each such holder), and (iv) fourth, to the extent of any remaining Shares which may be sold in such offering without exceeding the Maximum Offering Size, pro rata among any other Shares requested to be included pursuant to any other registration rights, except for those of Permitted Third Party Holders, that may have been, or may hereafter be, granted by the Company (on the basis of the total number of Shares that each holder requests to be included in such registration). No Person may participate in any registration under this Section
1.2 unless such Person (x) agrees to sell such Person's Shares on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

        Section 1.3 Lock-Up Agreements. Each Holder of Registrable Shares agrees that it will not, to the extent requested by the Company and the managing underwriter or underwriters, sell or otherwise dispose of any Shares or Common Stock Equivalents, including, but not limited to, any sale pursuant to Rule 144 of the Securities Act ("Rule 144"), during a period specified by the Company and such underwriter or underwriters (not to exceed one hundred eighty (180) days after the effective date of any underwritten public offering of securities of the Company registered under the Securities Act), except in conjunction with such underwritten offering, provided that each executive officer, director and 1% shareholder of the Company holding Shares or Common Stock Equivalents shall enter into similar agreements that are no more favorable to such executive officers and directors than those executed by the Holders of Registrable Shares. Notwithstanding the foregoing, in the event that the Company or the underwriter releases any such executive officer, director, 1% shareholder or any other Holder of Registrable Shares (the "Released Holder") from the requirements of the foregoing provisions, each Holder shall be entitled to a corresponding pro rata release from such provisions.

        Section 1.4 Registration Procedures. Whenever the Holders have requested that any Registrable Shares be registered pursuant to a Demand Registration, the Company will use its commercially reasonable efforts to effect the registration and the sale of such securities covered by such registration in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                (a) prepare and file with the SEC a Prospectus Supplement or registration statement on any appropriate form under the Securities Act with respect to such securities covered by such registration and use its commercially reasonable efforts to cause such registration statement to become effective;

                (b) prepare and file with the SEC such amendments, post-effective amendments and supplements to the Shelf Registration Statement or such other registration statement and the Prospectus Supplement or prospectus, respectively, used in connection therewith, as may be necessary to keep such Prospectus Supplement or registration statement effective for a period of not less than one year (or, in the case of an underwritten offering, such lesser period as is necessary for the underwriters to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Prospectus Supplement or registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Prospectus Supplement or registration statement;

                (c) modify, at the reasonable request of any seller of securities covered by such registration, any information contained in the Shelf Registration Statement or such other registration statement, amendment and supplement thereto pertaining to such seller if such modification would be required in order that the Prospectus Supplement or prospectus, respectively, used in connection with the registration not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                (d) furnish to each seller of securities covered by such registration and the underwriters of the securities being registered such number of copies of such Prospectus Supplement or registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the securities covered by such registration owned by such seller or the sale of such securities by such underwriters;

                (e) use its commercially reasonable efforts to register or qualify such securities covered by such registration under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the securities covered by such registration owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process or taxation in any such jurisdiction);

                (f) notify each seller of securities covered by such registration promptly of any request by the SEC for the amending or supplementing of the Shelf Registration Statement or such other registration statement or the Prospectus Supplement or prospectus, respectively, used in connection therewith, or for additional information or, at any time when a Prospectus Supplement or prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any other event requiring the preparation of a supplement or amendment to such Prospectus Supplement or prospectus so that, as thereafter delivered to the purchasers of such securities covered by such registration, such Prospectus Supplement or prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                (g) prepare and file with the SEC promptly any amendments or supplements to the Shelf Registration Statement or such other registration statement or the Prospectus Supplement or prospectus, respectively, used in connection therewith, which, in the opinion of counsel for the Company, is required in connection with the distribution of the securities covered by such registration;

                (h) in connection with any underwritten public offering, enter into such agreements (including underwriting agreements in the managing underwriter's customary form) as are customary in connection with an underwritten registration;

                (i) advise each seller of such securities covered by such registration, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such the Shelf Registration

Statement or such other registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                (j) cause all such securities covered by such registration pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                (k) cooperate with the sellers of securities covered by such registration, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the sellers of securities covered by such registration or the underwriters in connection therewith, and participate, to the extent reasonably requested by the managing underwriter for the offering or the sellers of securities covered by such registration, in efforts to sell the securities under the offering (including, without limitation, participating in "roadshow" meetings with prospective investors) that would be customary for underwritten secondary offerings of a comparable amount of equity securities;

                (l) furnish to each seller of securities covered by such registration who so requests and the underwriters of the securities being registered legal opinions of the Company's counsel in customary form; and

                (m) in connection with any underwritten public offering, obtain a comfort letter from the Company's independent public accountants in customary form.

        Section 1.5 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares, that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind which, in the opinion of the Company, requires the amendment or supplement of any Prospectus Supplement or prospectus, such Holder will forthwith discontinue disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended Prospectus Supplement or prospectus or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus Supplement or prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus Supplement or prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus Supplement or prospectus covering such Registrable Shares, current at the time of receipt of the Suspension Notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of the Shelf Registration Statement or other registration statements as set forth in Section 1.4(b) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by the Shelf Registration Statement or such other registration statement shall have received the copies of the supplemented or amended Prospectus Supplement or prospectus, or the Advice.

         Section 1.6 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc. ("NASD") (including, if applicable, the fees and expenses of any "qualified independent underwriter," as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), internal expenses of the Company, rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depositary Trust Company and of printing Prospectus Supplements or prospectuses if the printing of Prospectus Supplements or prospectuses is requested by Requesting Holders holding a majority of the Registrable Shares held by the Requesting Holders and included in the registration), messenger and delivery expenses, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, reasonable and customary fees and expenses of up to one counsel for the Holders participating in the offering, and fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company whether or not any Prospectus Supplement or registration statement becomes effective; provided, that in no event shall Registration Expenses include any underwriting discounts or commissions attributable to the sale of the Registrable Shares or fees and expenses of any counsel (other than as permitted above), accountants or other persons retained or employed by the Holders.

         Section 1.7 Indemnification.

         (a) The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, general partners, limited partners, officers and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) (collectively, the "Seller Affiliates") against all losses, claims, damages, liabilities, costs and expenses, joint or several (including, without limitation, reasonable fees and disbursements of legal counsel and other agents except as limited by subparagraph (c) below) (collectively, "Damages") as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or caused by any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement or such other registration statement, Prospectus Supplement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or caused by any violation by the Company of any securities or blue sky laws of any jurisdiction; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate specifically for use therein or by such seller or any Seller Affiliate's failure to deliver a copy of the Shelf Registration Statement or such other registration statement, Prospectus Supplement or prospectus or any amendments or supplements thereto after the Company has furnished such seller or Seller Affiliate with a sufficient number of copies of the same.

         (b) In connection with the Shelf Registration Statement or such other registration statement in which a seller of Registrable Shares is participating, each such seller will indemnify the Company, its directors, officers and other security holders, including, without limitation, each Person who controls the Company (within the meaning of the Securities Act), against any Damages as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or such other registration statement, Prospectus Supplement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement, or omission or alleged omission, is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for use therein; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares and no seller shall be liable for any misrepresentation of any other seller, provided further, that the liability of each such seller of Registrable Shares will be limited to the amount by which the proceeds, net of underwriting discounts and commissions but not expenses, received by such seller from the sale of Registrable Shares pursuant to the Shelf Registration Statement or such other registration statement exceed the amount of any damages that such seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not relieve the indemnifying party of its obligations under this Agreement, except to the extent that the indemnifying party's ability to defend against such claim or litigation is materially impaired as a result of such failure to give notice) and (B) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with legal counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate legal counsel and to participate in the defense of such claim, but the fees and expenses of such legal counsel shall be at the expense of such Person unless (X) the indemnifying party has agreed to pay such fees or expenses, (Y) the indemnifying party shall have failed to assume (or shall not be permitted to assume such defense pursuant to clause (B) above) the defense of such claim and employ legal counsel reasonably satisfactory to such Person or
(Z) such Person shall have been advised by counsel that there may be legal defenses available to it or them which are different from or additional to those available to the indemnifying parties. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld); provided, however, that the withholding of consent to any settlement by any indemnified party will not be deemed to be unreasonable if such settlement does not contain an unconditional release of such indemnified party from each Person asserting any claim. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one legal counsel for all parties indemnified by such indemnifying party with respect to such claim (and one local counsel in each jurisdiction where engagement of local counsel is necessary to defend such claim), unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         (d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 1.7(a) or Section 1.7(b) are unavailable or insufficient (other than in accordance with the terms thereof) to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.7(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 1.7(d). The amount paid or payable by an indemnified party as result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 1.7(c), defending any such action or claim. Notwithstanding the provisions of this
Section 1.7(d), no Holder shall be required to contribute an amount greater than the proceeds, net of underwriting discounts and commissions but not expenses, received by such Holder with respect to the sale of any Registrable Shares. Notwithstanding anything to the contrary herein, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 1.7(d) to contribute shall be several and not joint, and no Holder shall be liable under this Section 1.7(d) for the misrepresentations of any other Holder.

         Section 1.8 Reliance on Rule 144. If any proposed sale of Registrable Shares may be effected by the Holders thereof pursuant to Rule 144(k) without any Material Adverse Effect on the proposed sale, including, without limitation, the contemplated price at which such securities can be sold, then the Holders covenant to rely upon Rule 144(k) in the sale thereof in lieu of requesting a Demand Registration. Notwithstanding the foregoing, the Holders shall not be obligated to take any action so that they may become eligible to use or rely upon Rule 144(k) in connection with any sale or distribution.

         Section 1.9 Information by Holder. The Holder or Holders of Registrable Shares included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                                   ARTICLE II

                                  MISCELLANEOUS

         Section 2.1 Notices. Any notice or request specifically provided for or permitted to be given under this Agreement must be in writing. Notice may be served in any manner, including by facsimile or nationally recognized overnight courier service, but shall be deemed delivered and effective as of the time of actual delivery thereof to the addressee. For purposes of notice, the addresses of the parties shall be as follows:

                  if to the Company, to

                  CCC Information Services Group Inc.
                  World Trade Center Chicago
                  444 Merchandise Mart
                  Chicago, Illinois 60654
                  Attention:  Githesh Ramamurthy
                  Fax:  (312) 527-1194

                  with a copy to (which shall not constitute notice):

                  Skadden, Arps, Slate, Meagher & Flom (Illinois)
                  333 West Wacker Drive
                  Chicago, Illinois 60606
                  Attention:  Peter C. Krupp, Esq.
                  Fax:  (312) 407-0411

                  If to any Holder, at its address listed on the signature pages hereof.

Each party named above may change its address and that of its representative for notice by the giving of notice thereof in the manner hereinabove provided.

         Section 2.2 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter of this Agreement. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth or provided for herein or therein.

         Section 2.3 Non-Waiver. The failure of any party to insist upon strict performance of any provision hereof shall not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future, nor shall a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

         Section 2.4 Transferees. Other than in the case of transfers to the public pursuant to an effective Registration Statement or sales to the public pursuant to Rule 144 promulgated under the Securities Act, each Holder may (but shall not be required to) cause any proposed transferee of the Warrants or any interest therein or Shares issued: (i) pursuant to the Pro Rata Exercise, (ii) pursuant to the Standby Commitment, if any, (iii) otherwise pursuant to the Purchase Agreement, (iv) upon the exercise of the Warrants, and (v) upon conversion, exercise, exchange or other surrender against issuance of Shares of any other securities issued pursuant to Section 4.2(b) of the Purchase Agreement (such Shares issued pursuant to (i), (ii), (iii), (iv) and (v), collectively, the "Holder Shares") or any interest in the Holder Shares held by him or it to agree, by execution of a counterpart signature page hereto, to take and hold such Warrants or interest therein or such Holder Shares or interest therein, as the case may be, subject to the provisions and upon the conditions specified in this Agreement and to become a party to this Agreement.

         Section 2.5 No Superior Registration Rights. Without the written consent of the Holders holding the Bridge Notes, the Warrants or any Holder Shares, the Company will not, after the date hereof, grant any registration rights to any Person that are superior or pari passu in any respect to those granted hereunder; provided, however, that this restriction shall not limit registration rights granted to the Company's customers with respect to an aggregate of 500,000 Shares (as adjusted for stock splits, stock dividends or the like).

         Section 2.6 Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect the other provisions hereof which can be given effect without the invalid provision, and to this end the provisions of this Agreement are intended to be and shall be deemed severable.

         Section 2.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its provisions concerning conflicts of law.

         Section 2.8 Construction. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and the plural.

         Section 2.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

         Section 2.10 Amendments. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Holders holding at least a majority of the Registrable Shares held by all Holders.

         Section 2.11 Aggregation of Shares. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         Section 2.12 Definitions.

"Advice" shall have the meaning assigned in Section 1.5.

"Affiliate" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. The term "control" (including the terms "controlling," "controlled by" or "under common control with") for purposes of this definition shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

"Bridge Notes" shall have the meaning assigned in the Purchase Agreement.

"Business Day" shall mean a day on which federally chartered banks located in New York City are not required or authorized to close and not be open for business (other than a Saturday or Sunday) under the Legal Requirements of the United States.

"Common Stock" shall mean the common stock, par value $.10 per share, of the Company.

"Common Stock Equivalent" shall mean (without duplication with any other Common Stock or Common Stock Equivalent) rights, warrants, options, convertible securities or convertible indebtedness, exchangeable securities or exchangeable indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether at the time or upon the occurrence of some future event.

"Company" shall have the meaning assigned in the introductory paragraph hereof.

"Demand Registration" shall have the meaning assigned in Section 1.1(a).

"Demand Request" shall have the meaning assigned in Section 1.1(a).

"Excluded Registration" shall mean a registration under the Securities Act of securities registered on Form S-4 or S-8 or any similar successor form.

"Holder" means (i) White River Ventures, Inc., (ii) Capricorn Investors II, L.P., (iii) Capricorn Investors III, L.P. and (iv) any direct or indirect transferee of any of (i), (ii) or (iii) who shall become a party to this Agreement in accordance with Section 2.4.

"Holder Shares" shall have the meaning assigned in Section 2.4.

"Legal Requirement" shall mean any and all applicable (a) federal, state or local laws, rules, ordinances, codes and regulations, (b) judgments, orders, writs, injunctions and decrees and (c) undertakings to or agreements with any court or governmental agency.

"Material Adverse Effect" shall have the meaning assigned in Section 1.1(d).

"Maximum Offering Size" shall have the meaning assigned in Section 1.2(b).

"NASD" shall have the meaning assigned in Section 1.6.

"Permitted Third-Party Holder" shall mean any Person, other than the Holders of Registrable Shares, who shall have been granted registration rights by the Company that are pari passu with the registration rights granted to the Holders pursuant to this Agreement and which registration rights (i) specifically permit the Holders of Registrable Shares to participate in such Person's demand registrations on a pari passu basis with such Person and (ii) were not granted in violation of Section 2.5 of this Agreement.

"Person" shall mean a natural person, partnership (whether general or limited and whether domestic or foreign), limited liability company, foreign limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

"Pro Rata Exercise" shall have the meaning assigned in the Purchase Agreement.

"Prospectus Supplement" shall have the meaning assigned in Section 1.1(a).

"Purchase Agreement" shall mean that certain Purchase Agreement, dated November 29, 2001, between the Company, White River Ventures, Inc., Capricorn Investors II, L.P. and Capricorn Investors III, L.P.

"Registrable Shares" means any of the Holder Shares or any interest therein and Shares issued as a dividend or other distribution with respect to any such Holder Shares; provided, however, that Registrable Shares shall not include any Shares (i) the sale of which has been registered pursuant to the Securities Act and which Shares have been sold pursuant to such registration or (ii) which have been sold to the public pursuant to Rule 144(k) (or a successor rule or regulation), as promulgated under the Securities Act.

"Registration Expenses" shall have the meaning assigned in Section 1.6.

"Released Holder" shall have the meaning assigned in Section 1.3.

"Requesting Holders" shall have the meaning assigned in Section 1.1(a).

"Required Filing Date" shall have the meaning assigned in Section 1.1(a).

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Seller Affiliates" shall have the meaning assigned in Section 1.7.

"Shares" shall mean the shares of Common Stock of the Company.

"Shelf Registration Statement" shall have the meaning assigned in Section
1.1(a).

"Standby Commitment" shall have the meaning assigned in the Purchase Agreement.

"Suspension Notice" shall have the meaning assigned in Section 1.5.

"Warrants" shall have the meaning assigned in the Purchase Agreement, and shall include all Warrants issued to the Holders pursuant to the Purchase Agreement, including, if any, the Additional Advance Funding Warrants (as defined in the Purchase Agreement).

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                                       18


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                                TABLE OF CONTENTS

                                                                            Page
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         IN WITNESS WHEREOF, the parties have hereunto executed this
Registration Rights Agreement as of the date first written above.


                                CCC INFORMATION SERVICES GROUP INC.

                                By: __________________________________
                                Name:      Reid E. Simpson
                                Title:     Executive Vice President
                                           and Chief Financial Officer


                                WHITE RIVER VENTURES, INC.


                                By: __________________________________
                                Name:
                                Title:


                                By: __________________________________
                                Name:
                                Title:

                                Address:

                                c/o Charlesbank Capital Partners, LLC
                                600 Atlantic Avenue
                                Boston, Massachusetts 02210
                                Fax:(617) 619-5402
                                Attention: Mark A. Rosen and Tami E. Nason


                                CAPRICORN INVESTORS II, L.P.
                                By:   CAPRICORN HOLDINGS, LLC,
                                      its General Partner


                                By: __________________________________
                                Name:
                                Title:

                                Address:

                                30 East Elm Street

                                Greenwich, Connecticut 06830
                                Fax: (203) 861-6671
                                Attention: Herbert S. Winokur, Jr. and Dudley C. Mecum


                                CAPRICORN INVESTORS III, L.P.
                                By:   CAPRICORN HOLDINGS III, LLC,
                                      its General Partner


                                By: ___________________________
                                Name:
                                Title:

                                Address:

                                30 East Elm Street
                                Greenwich, Connecticut 06830
                                Fax: (203) 861-6671
                                Attention: Herbert S. Winokur, Jr. and Dudley C. Mecum